EXHIBIT 4(g)

                            Compass Bancshares, Inc.
                          Employee Stock Ownership Plan

                            COMPASS BANCSHARES, INC.

                         EMPLOYEE STOCK OWNERSHIP PLAN



                            As Amended and Restated
                                     as of
                                January 1, 1989
                            COMPASS BANCSHARES, INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN
                 As Amended and Restated as of January 1, 1989


                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----


                                   ARTICLE I

                                    PURPOSE
                                    -------

Section 1.1    Nature of Plan..........................................   1
Section 1.2    Purpose and Effect of Restatement of Plan...............   1

                                   ARTICLE II

                                  DEFINITIONS
                                  -----------

Section 2.1    Account.................................................   2
Section 2.2    Accrued Benefit.........................................   2
Section 2.3    Adjustment Date.........................................   2
Section 2.4    Adopting Company........................................   2
Section 2.5    Anniversary Date........................................   3
Section 2.6    Annual Additions........................................   3
Section 2.7    Authorized Leave of Absence.............................   3
Section 2.8    Beneficiary.............................................   3
Section 2.9    Board...................................................   3
Section 2.10   Company.................................................   3
Section 2.11   Company Stock...........................................   3
Section 2.12   Compensation............................................   3
Section 2.13   Date of Employment......................................   5
Section 2.14   Deferred Compensation...................................   6
Section 2.15   Defined Benefit Plan Fraction...........................   6
Section 2.16   Defined Contribution Plan Fraction......................   6
Section 2.17   Disability Retirement Date..............................   6
Section 2.18   Elective Employer Contribution..........................   6
Section 2.19   Eligible Employee.......................................   6
Section 2.20   Employee................................................   6
Section 2.21   Employee Contribution Account...........................   7
Section 2.22   Employer................................................   7
Section 2.23   Employer Contribution Account...........................   7
Section 2.24   Employer Matching Contribution..........................   7
Section 2.25   Employer Non-Matching Contribution......................   7
Section 2.26   Enrollment Date.........................................   7
Section 2.27   ERISA...................................................   7
Section 2.28   Family Member...........................................   8
Section 2.29   Five Percent Owner......................................   8
Section 2.30   Forfeiture..............................................   8
Section 2.31   Highly Compensated Eligible Employee....................   8
Section 2.32   Hour of Service.........................................  10
Section 2.33   Independent Purchasing Agent............................  11
Section 2.34   Internal Revenue Code...................................  11
Section 2.35   Investment Fund.........................................  12
Section 2.36   Investment Manager......................................  12
Section 2.37   Leased Employee.........................................  12
Section 2.38   Limitation Year.........................................  13
Section 2.39   Named Fiduciary.........................................  13
Section 2.40   Non-Elective Employer Contribution......................  13
Section 2.41   Non-Highly Compensated Employee.........................  13
Section 2.42   Normal Retirement Age...................................  13
Section 2.43   Normal Retirement Date..................................  13
Section 2.44   One-Year Break in Service...............................  13
Section 2.45   Participant.............................................  14
Section 2.46   Plan....................................................  14
Section 2.47   Plan Administrator......................................  14
Section 2.48   Plan Year...............................................  14
Section 2.49   Retirement Committee....................................  14
Section 2.50   Rollover Contribution...................................  15
Section 2.51   Separation from Service.................................  15
Section 2.52   Trust or Trust Fund.....................................  15
Section 2.53   Trustee.................................................  15
Section 2.54   Year of Benefit Service.................................  15
Section 2.55   Year of Participation Service...........................  15
Section 2.56   Year of Vesting Service.................................  16

                                  ARTICLE III

                                 PARTICIPATION
                                 -------------

Section 3.1    Eligibility to Participate..............................  17
Section 3.2    Participation upon Re-Employment........................  17
Section 3.3    Cessation of Participation..............................  17

                                   ARTICLE IV

                             EMPLOYER CONTRIBUTIONS
                             ----------------------

Section 4.1    Contribution Formula....................................  18
Section 4.2    Participant's Salary Reduction Election.................  18
Section 4.3    Amount of Employer Contributions........................  21
Section 4.4    Amendment or Termination With Respect to Contribution...  22
Section 4.5    Limitation on Amount to be Contributed..................  23
Section 4.6    Time of Payment of Contribution.........................  23
Section 4.7    Time of Payment of Elective Employer Contribution.......  23
Section 4.8    Permanent Discontinuance of Contribution................  23
Section 4.9    Rollover Amount from Other Plans........................  24

                                   ARTICLE V

                          INVESTMENT OF CONTRIBUTIONS
                          ---------------------------

Section 5.1    Investment Funds........................................  26
Section 5.2    Investment Directions by Participants...................  30
Section 5.3    Reinvestment of Fund Earnings...........................  30
Section 5.4    Change of Investment Directions for Future
               Contributions...........................................  31
Section 5.5    Change of Investment Directions for Existing Employee
               Contribution Account Funds..............................  31

                                   ARTICLE VI

                          ALLOCATIONS AND ADJUSTMENTS
                          ---------------------------

Section 6.1    Employer Contribution and Forfeiture Allocation.........  32
Section 6.2    Participant Accounts....................................  34
Section 6.3    Account Adjustments.....................................  34
Section 6.4    Adjustment of Contributions.............................  37
Section 6.5    Maximum Annual Additions................................  38
Section 6.6    Adjustment for Excess Annual Additions..................  44
Section 6.7    Limitation on Before-Tax Contributions..................  46
               (a)  Average Actual Deferral Percentage.................  46
               (b)  Definitions........................................  47
                    (i)   Actual Deferral Percentage...................  47
                    (ii)  Average Actual Deferral Percentage...........  47
                    (iii) Compensation.................................  47
                    (iv)  Qualified Employer Deferral Contributions....  47
                    (v)   Eligible Participant.........................  47
               (c)  Special Rules......................................  48
               (d)  Distribution of Excess Contributions...............  49
                    (i)   In General...................................  49
                    (ii)  Determination of Income......................  50
                    (iii) Maximum Distribution Amount..................  50
                    (iv)  Accounting for Excess Contributions..........  52
Section 6.8    Limitations on Employee After-Tax Contributions and
               Employer Matching Contributions.........................  52
               (a)  Contribution Percentage............................  52
               (b)  Definitions........................................  53
                    (i)   Average Contribution Percentage..............  53
                    (ii)  Contribution Percentage......................  53
                    (iii) Eligible Participant.........................  53
               (c)  Special Rules......................................  54
               (d)  Distribution of Excess Aggregate Contributions.....  55
                    (i)   In General...................................  55
                    (ii)  Excess Aggregate Contributions...............  55
                    (iii) Determination of Income......................  55
                    (iv)  Maximum Distribution Amount..................  56

                                  ARTICLE VII

                           DETERMINATION OF BENEFITS
                           -------------------------

Section 7.1    Normal Retirement Benefit...............................  57
Section 7.2    Delayed Retirement Benefit..............................  57
Section 7.3    Total and Permanent Disability Benefit..................  58
Section 7.4    Death Benefit...........................................  58
Section 7.5    Employment Termination Benefit..........................  58
Section 7.6    Definition of Year of Vesting Service...................  59
Section 7.7    Determination of Years of Vesting Service - Breaks in
               Service.................................................  59
Section 7.8    Forfeitures.............................................  61

                                  ARTICLE VIII

                            DISTRIBUTION OF BENEFITS
                            ------------------------

Section 8.1    Time of Payment of Benefits.............................  62
Section 8.2    Method of Payment.......................................  64
Section 8.3    Designation of Beneficiary..............................  67
Section 8.4    Distributions to which Qualified Joint and Survivor and
               Pre-Retirement Survivor Annuities Apply.................  68
               (a)  Qualified Joint and Survivor Annuity...............  68
               (b)  Pre-Retirement Survivor Annuity....................  70
Section 8.5    Direct Rollovers........................................  73
Section 8.6    Claim and Review Procedure..............................  74
Section 8.7    No Assignment of Benefits...............................  75
Section 8.8    Medium of Payment.......................................  77
Section 8.9    Rights and Options on Distributed Shares of Company
               Stock...................................................  77
Section 8.10   Unclaimed Account Procedure.............................  78
Section 8.11   Execution of Receipts and Releases......................  79
Section 8.12   Financial Hardship Distribution from Employee
               Contribution Account....................................  79
Section 8.13   Payment in the event of Legal Disability................  83
Section 8.14   Disclosure to Participants..............................  83

                                   ARTICLE IX

                                     TRUST
                                     -----

Section 9.1    Contributions Paid to Trust.............................  84
Section 9.2    Return of Contribution..................................  86
Section 9.3    Benefits Payable by the Trust...........................  86
Section 9.4    Funding Policy..........................................  86
Section 9.5    Reports by Trustee......................................  86
Section 9.6    Investment Direction....................................  87
Section 9.7    Independent Purchasing Agent............................  89
Section 9.8    Voting Company Stock....................................  91
Section 9.9    Response to Tender or Exchange Offer....................  92

                                   ARTICLE X

                           ADMINISTRATION OF THE PLAN
                           --------------------------

Section 10.1   Retirement Committee....................................  93
Section 10.2   Plan Administrator......................................  94
Section 10.3   Allocation of Responsibilities..........................  94
Section 10.4   Duties of Retirement Committee..........................  95
Section 10.5   Rules and Regulations for the Plan......................  96
Section 10.6   Retirement Committee Internal Procedures................  96
Section 10.7   Authorization of Benefit Payments.......................  97
Section 10.8   Application and Forms for Benefits......................  97
Section 10.9   Assistants and Representatives..........................  97
Section 10.10  Multiple Fiduciary Capacities...........................  98
Section 10.11  Discretionary Acts......................................  98
Section 10.12  Plan Administrative Expenses............................  98
Section 10.13  Trustee's Expenses......................................  99

                                   ARTICLE XI

                              TOP HEAVY PROVISIONS
                              --------------------

Section 11.1   Definitions.............................................  99
               (a)  Aggregate Account..................................  99
               (b)  Aggregation Group.................................. 101
               (c)  Defined Benefit Plan............................... 101
               (d)  Defined Contribution Plan.......................... 101
               (e)  Determination Date................................. 102
               (f)  Key Employee....................................... 102
               (g)  Non-Key Employee................................... 103
               (h)  Permissive Aggregation Group....................... 103
               (i)  Present Value of Accrued Benefit................... 103
               (j)  Required Aggregation Group......................... 104
               (k)  Top Heavy Group.................................... 104
               (l)  Top Heavy Plan Year................................ 104

Section 11.2   Top Heavy Determination................................. 104
Section 11.3   Requirements............................................ 105
               (a)  Minimum Vesting.................................... 105
               (b)  Minimum Allocation................................. 107
               (c)  Compensation Definition............................ 109

                                  ARTICLE XII

                       AMENDMENTS AND ACTIONS BY EMPLOYER
                       ----------------------------------

Section 12.1   Amendments.............................................. 110
Section 12.2   Amendment of Vesting Schedule........................... 110

                                  ARTICLE XIII

             SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLAN
             ------------------------------------------------------

Section 13.1   Successor Employer...................................... 111
Section 13.2   Merger of Plan.......................................... 111

                                  ARTICLE XIV

                                PLAN TERMINATION
                                ----------------

Section 14.1   Right to Terminate...................................... 111
Section 14.2   Partial Termination..................................... 112
Section 14.3   Liquidation of the Trust................................ 112

                                   ARTICLE XV

                                 MISCELLANEOUS
                                 -------------

Section 15.1   Employment Status....................................... 113
Section 15.2   Titles.................................................. 113
Section 15.3   Gender and Number of Words.............................. 113
Section 15.4   Severability............................................ 113
Section 15.5   Notice.................................................. 113
Section 15.6   Waiver of Notice........................................ 113
Section 15.7   Applicable Law.......................................... 114

                            COMPASS BANCSHARES, INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN
                            as Amended and Restated
                             as of January 1, 1989


                                   ARTICLE I

                                    PURPOSE
                                    -------

     Section 1.1 Nature of Plan. The Plan and the Trust were created and shall be maintained to enable eligible employees of Compass Bancshares, Inc. and its affiliated companies to share in the growth and prosperity of the Compass Bancshares, Inc. banking system and to provide such employees with an opportunity to accumulate capital for their future economic security. A primary purpose of the Plan is to enable such Participants to acquire a proprietary interest in Compass Bancshares, Inc. Consequently, Employer contributions made to the Trust will be primarily (up to 100%) vested in Compass Bancshares, Inc. stock. However, the Plan will not acquire Employer stock on a leveraged basis. The Plan and the Trust are intended to meet the requirements of Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, as amended, and the requirements of the Employee Retirement Income Security Act of 1974, so that the Plan will be a qualified stock bonus plan and the Trust will be exempt from taxation. An additional purpose of the Plan is to encourage Employee thrift and to create a competitive compensation program for long service Employees through the establishment of a formal plan under which contributions by Participants are made by means of salary reduction elections and are supplemented by Employer Matching Contributions.
     Section 1.2 Purpose and Effect of Restatement of Plan. The Plan is being amended and restated as of January 1, 1989 (except where otherwise provided), in order to comply with the requirements of the Internal Revenue Code of 1986, as amended. The terms of the Plan prior to this amendment and restatement shall generally remain in force, to the extent they do not conflict with the amendment and restatement and for purposes of the treatment of transactions occurring prior to January 1, 1989. This amendment and restatement shall not be applicable to former Participants or Beneficiaries of former Participants whose employment with the Employer terminated prior to January 1, 1989.

                                   ARTICLE II

                                   DEFINITIONS
                                   -----------

     The following words and phrases, when used herein, shall have the following meanings:
     Section 2.1 Account shall mean one of several bookkeeping accounts maintained to record a Participant's interest in the Plan.
     Section 2.2 Accrued Benefit shall mean the amount standing in a Participant's Account as of any date derived from Employer contributions and Employee contributions, if any.
     Section 2.3 Adjustment Date means the last day of March, June, September and December of each Plan Year or such other date or dates as determined by the Plan Administrator, including a daily basis (each regular business day) if the Plan Administrator shall authorize and implement a daily valuation system.
     Section 2.4 Adopting Company shall mean any corporation affiliated, as defined in Section 407(d)(7) of ERISA, with the Company, and which is authorized by the Board to adopt the Plan and which adopts the Plan. The term shall also include any corporation into which an Adopting Company may be merged or consolidated or by which it may be succeeded, which is authorized by the Board to adopt or continue the Plan and which adopts or continues the Plan.
     Section 2.5 Anniversary Date shall mean the 31st day of December of each year.
     Section 2.6    Annual Additions shall have the meaning set forth in
Section 6.5(a).
     Section 2.7 Authorized Leave of Absence shall mean an approved absence from the employ of an Employer under the Employer's personnel practices. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided the Employee returns to employment with the Employer with re-employment rights protected by law.
     Section 2.8 Beneficiary shall mean a person or persons designated by a Participant in accordance with the provisions of Section 8.3 to receive any benefits which shall be payable under this Plan upon or after the death of the Participant.
     Section 2.9    Board shall mean the Board of Directors of the Company.
     Section 2.10 Company shall mean Compass Bancshares, Inc., a Delaware corporation, and any successor, purchaser, or transferee of the operating assets and business of Compass Bancshares, Inc., which elects to continue the Plan.
     Section 2.11 Company Stock shall mean shares of common stock which are issued by the Company.
     Section 2.12 Compensation shall mean with respect to any Participant, such Participant's base salary or wages paid or accrued by the Employer during the period involved but excluding overtime, bonuses, incentive pay and other extraordinary remuneration but including commissions up to such amount as will not exceed $20,000 for Plan Years ending on or before December 31, 1993 and $22,000 for Plan Years thereafter when commissions are combined with base salary or wages. The term "commissions" shall include those monies earned from sales by sales persons who devote the majority of their time to the sale of bank products for which a commission schedule has been approved in advance. The term "commissions" shall not include special incentives or promotional programs such as referral fees, awards for outstanding achievement, and annual incentive bonuses. "Base salary," in the case of sales persons, shall be based on draw pay. Amounts contributed by the Employer under this Plan and under any other employee benefit plan and any other fringe benefits shall not be considered as Compensation except for contributions through a salary reduction agreement under Section 401(k) of the Internal Revenue Code pursuant to Section 4.2 of this Plan and under the cafeteria plan under Section 125 of the Internal Revenue Code. If a Participant receives such included compensation from more than one Employer in a calendar year, the amounts of all such included compensation shall be added together to determine the Participant's Compensation for the year. Compensation in excess of $200,000 shall be disregarded. Such amount shall be adjusted at the same time and in such manner as permitted under Section 415(d) of the Internal Revenue Code. For Plan Years beginning on or after January 1, 1994, Compensation in excess of the OBRA '93 compensation limit shall be disregarded. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. For a Participant's initial year of participation, Compensation shall be recognized as of the Employee's effective date of participation. In applying this limitation, the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest
Section 415 compensation during the year, shall be treated as a single Participant, except that for this purpose Family Members shall include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules, the adjusted compensation limitation is exceeded, then the limitation shall be prorated among the affected Family Members in proportion to each such Family Member's Compensation prior to the application of this limitation, or in accordance with any other method permitted by regulation.
     Section 2.13 Date of Employment for Employees having no prior service with the Employer, shall mean the first date for which the Employee is credited with an Hour of Service and for all other Employees shall mean the first date for which the Employee is credited with an Hour of Service and which follows the last Plan Year in which the Employee has a One-Year Break in Service.
     Section 2.14 Deferred Compensation shall mean with respect to that portion of such Participant's total compensation paid by the Employer for a Plan Year that such Participant has elected to defer pursuant to Section 4.2.
     Section 2.15 Defined Benefit Plan Fraction shall have the meaning set forth in Section 6.5(b).
     Section 2.16 Defined Contribution Plan Fraction shall have the meaning set forth in Section 6.5(b).
     Section 2.17 Disability Retirement Date shall mean the first day of the calendar month following a determination by a Participant's Employer that the Participant has a physical and/or mental disability of such a nature that it prevents the Participant from engaging in or performing the principal duties of his customary employment or occupation on a continuing and sustained basis and that results in the granting of long-term disability benefits under the long-term disability benefit plan of the Employer if the Participant is a participant in the Employer's long-term disability benefit plan.
     Section 2.18 Elective Employer Contribution shall mean a contribution made pursuant to Section 4.2 excluding any amounts distributed as excess annual additions pursuant to Section 6.6.
     Section 2.19 Eligible Employee shall mean any Employee who has met the eligibility requirements of Article III and is eligible to make salary deferrals under Section 4.2.
     Section 2.20 Employee shall mean any person employed by an Employer. The term "Employee" excludes any person who is employed as an independent contractor and any person who is a "leased employee" within the meaning of
Section 414(n)(2) and Section 414(o)(2) of the Internal Revenue Code.
     Section 2.21 Employee Contribution Account shall mean the account of a Participant consisting of his share of the Elective Employer Contributions (salary reduction contributions), together with any investment gains or losses allocated to it.
     Section 2.22 Employer shall mean Compass Bancshares, Inc., or any corporation into which the Employer may be merged or consolidated or to which may be made a transfer of substantially all of its assets, and any Adopting Employer which may adopt the Plan pursuant to the terms hereof.
     Section 2.23 Employer Contribution Account shall mean the account of a Participant consisting of his share of Non-Elective Employer Contributions, together with any investment gains or losses allocated to it.
     Section 2.24 Employer Matching Contribution shall mean a contribution made pursuant to Section 4.3(a).
     Section 2.25 Employer Non-Matching Contribution shall mean a contribution made pursuant to Section 4.3(b).
     Section 2.26 Enrollment Date shall mean the first day of each pay period.
     Section 2.27 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.
     Section 2.28 Family Member shall mean with respect to an affected Participant, such Participant's spouse, lineal descendants and ascendants and their spouses, as described in Section 414(q)(6)(B) of the Internal Revenue Code.
     Section 2.29 Five Percent Owner shall mean any Employee who owns or is considered to own under Section 318 of the Internal Revenue Code, more than 5% of the outstanding stock of the Company or stock possessing more than 5% of the total combined voting power of all stock of the Company.
     Section 2.30 Forfeiture shall mean the portions of a Participant's Accounts which are forfeited pursuant to Section 7.8.
     Section 2.31 Highly Compensated Eligible Employee shall mean any highly compensated active Employees and highly compensated former Employees as defined in Section 414(q) of the Internal Revenue Code and the regulations thereunder.
     Generally, a highly compensated active Employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year: (i) received compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Internal Revenue Code); (ii) received compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Internal Revenue Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Internal Revenue Code. The term Highly Compensated Employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most compensation from the Employer during the determination year; and (ii) Employees who are Five Percent Owners at any time during the look-back year or determination year.
     If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with
Section 414(q) of the Internal Revenue Code and the regulations thereunder.
     A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.
     If an Employee is, during a determination year or look-back year, a Family Member of either a Five Percent Owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the Family Member and the Five Percent Owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the Family Member and the Five Percent Owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the Family Member and the Five Percent Owner or top-ten Highly Compensated Employee.
     For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.
     For purposes of this Section, "compensation" shall mean compensation as defined in Section 415(c)(3) of the Internal Revenue Code and shall include amounts that would otherwise be excluded from a Participant's gross income by reason of Internal Revenue Code Sections 125, 402(a)(8), 402(h)(1)(B), and 403(b). In determining who is a Highly Compensated Employee, all Employers that are required to be aggregated under Sections 414(b), (c), (m) or (o) shall be considered and Leased Employees shall be considered Employees unless such Leased Employees are covered by a plan described in Internal Revenue Code
Section 414(n)(5) and are not covered by a qualified plan of the Employer.
     Section 2.32 Hour of Service shall mean each hour for which an Employee is paid, or entitled to payment, by an Employer for the performance of duties during the applicable computation period. Hours of Service credited for the performance of duties shall be credited to the Employee for the computation period or periods in which the duties were performed. Hours of Service shall include each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer. Hours of Service for back pay shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. Hour of service, in addition, shall include each hour for which an Employee is paid, or entitled to payment, by an Employer for reasons (such as vacations, holidays, sickness, disability, layoff and other paid periods) other than the performance of duties during the applicable computation period and shall be counted in the computation period in which either payment is actually made or amounts payable to the Employee become due. For purposes of determining Hours of Service for payments for reasons other than the performance of duties, the payments received shall be divided by the lesser of (a) the Employee's most recent hourly rate of compensation for the performance of duties, or (b) the Employee's average hourly rate of compensation for the performance of duties for the most recent computation period in which the Employee completed more than 500 Hours of Service. Hours of Service for Employees whose compensation is not determined on the basis of certain amounts for each hour of work or other paid period, may be determined using an alternative method under which an Employee shall be credited with forty-five (45) Hours of Service for each week in which the Employee would be credited with one Hour of Service under the basic method of crediting one hour for each hour of work or other paid periods. Hours of Service shall be credited at the rate of forty (40) hours for each week during which an Employee (regardless of his compensation method) is on Authorized Leave of Absence. Anything herein to the contrary notwithstanding, however, Hours of Service shall not be credited more than once for any period of time.
     Section 2.33 Independent Purchasing Agent shall have the meaning set forth in Section 9.7.
     Section 2.34 Internal Revenue Code shall mean the Internal Revenue Code of 1986, as amended or replaced from time to time.
     Section 2.35 Investment Fund shall mean any one of the funds described in Section 5.1 which constitutes part of the Trust Fund.
     Section 2.36   Investment Manager shall have the meaning set forth in
Section 9.6.
     Section 2.37 Leased Employee shall mean any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Internal Revenue Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. A Leased Employee shall not be considered an Employee of the recipient if:
          (1) such employee is covered by a money purchase pension plan providing:
               (A) a non-integrated employer contribution rate of at least 10% of compensation, as defined in Internal Revenue Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Internal Revenue Code Sections 125, 402(a)(8), 402(h) or 403(b);
               (B)  immediate participation; and
               (C)  full and immediate vesting.
          (2) Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.
     Section 2.38 Limitation Year shall mean the period used to calculate the limitations imposed on benefits and contributions by Section 415 of the Internal Revenue Code and shall be the same period as the Plan Year.
     Section 2.39   Named Fiduciary shall have the meaning set forth in
Section 402(a) of ERISA.
     Section 2.40 Non-Elective Employer Contribution shall mean a contribution by the Employer made pursuant to Section 4.3(b).
     Section 2.41 Non-Highly Compensated Employee shall mean an Employee of the Employer which is neither a Highly Compensated Employee nor a Family Member.
     Section 2.42   Normal Retirement Age shall mean age sixty-five (65).
     Section 2.43 Normal Retirement Date shall mean the first day of the month coinciding with or next following the date a Participant attains sixty-five (65) years of age.
     Section 2.44 One-Year Break in Service shall mean a Plan Year in which an Employee is credited with 500 or fewer Hours of Service. Solely for purposes of determining whether a One-Year Break in Service for participation and vesting purposes has occurred in a computation period, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the hours of service which would otherwise have been credited to such Employee but for such absence, or in any case in which such hours cannot be determined, eight (8) hours of service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Employee, (2) by reason of a birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a One-Year Break in Service in that period, or (2) in all other cases, in the following computation period. The total Hours of Service required to be credited under this paragraph shall not exceed 501.
     Section 2.45 Participant shall mean an Employee who participates in the Plan, having met the eligibility requirements set forth in Article III.
     Section 2.46 Plan shall mean the Compass Bancshares, Inc. Employee Stock Ownership Plan as set forth herein and as hereafter amended from time to time, which plan prior to November 8, 1993, was known as the "Central Bancshares of the South, Inc. Employee Stock Ownership Plan."
     Section 2.47   Plan Administrator shall mean the Company as set forth in
Section 2.10 hereof.
     Section 2.48 Plan Year shall mean the twelve (12) consecutive month period ending December 31 of each calendar year.
     Section 2.49 Retirement Committee shall mean the persons described in and appointed pursuant to the provisions of Section 10.1.
     Section 2.50 Rollover Contribution shall mean a rollover amount or a rollover contribution, as those terms are defined in and made pursuant to
Section 402(a)(5), Section 403(a)(4), Section 408(d)(3) or Section 409(b)(3)(C) of the Internal Revenue Code before January 1, 1993 and as defined in Section 402(c) of the Internal Revenue Code thereafter and made pursuant to Section 4.9.
     Section 2.51 Separation from Service shall mean termination of employment with an Employer or Affiliated Employer for any reason; provided, however, that no Separation from Service shall be deemed to occur upon an Employee's transfer from the employ of one Employer or Affiliated Employer to another Employer or Affiliated Employer.
     Section 2.52 Trust or Trust Fund shall mean the fund and trust known as the Compass Bancshares, Inc. Employee Stock Ownership Trust, maintained and held by the Trustee in accordance with the terms of the trust agreement which constitutes a part of this Plan.
     Section 2.53 Trustee shall mean the person or persons, corporate or individual, appointed from time to time, by the Board of Directors of the Company to administer and hold the Trust.
     Section 2.54 Year of Benefit Service shall mean a Plan Year for which a Participant is credited with 1,000 or more Hours of Service and is employed by an Employer on the last day of the Plan Year.
     Section 2.55   Year of Participation Service shall mean (a) the twelve
(12) month period beginning on an Employee's Date of Employment if, in that twelve (12) month period, the Employee is credited with 1,000 or more Hours of Service, or (b) the first Plan Year beginning after his Date of Employment in which he is credited with 1,000 or more Hours of Service. For the purpose of calculating an Employee's Year of Participation Service, all service with the Employer and any corporation which is, with the Employer, a member of a controlled group of corporations (as defined in Section 414(b) of the Internal Revenue Code) and any trade or business (whether or not incorporated) which is, with the Employer, under common control (as defined in Section 414(c) of the Internal Revenue Code); any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Internal Revenue Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Internal Revenue Code shall be treated as service with the Employer. In the case of a Participant who does not have any vested interest in his Account balance derived from Employer contributions, Years of Service before a period of consecutive One-Year Breaks in Service will not be taken into account in computing eligibility service if the number of consecutive One-Year Breaks in Service in such period equals or exceeds the greater of five (5) or the aggregate number of Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior One-Year Breaks in Service.
     Section 2.56 Year of Vesting Service shall have the meaning set forth in Sections 7.6 and 7.7.

                                  ARTICLE III

                                 PARTICIPATION
                                 -------------

     Section 3.1 Eligibility to Participate. Each Employee shall be eligible to participate in this Plan on the earlier of the January 1st or the July 1st following the date on which such Employee has completed one Year of Participation Service, provided such Employee is still employed by an Employer on such January 1st or July 1st.
     Section 3.2 Participation upon Re-Employment. A former Participant who incurs one or more One-Year Breaks in Service and who had a vested interest in his Accounts shall be eligible to participate in the Plan immediately upon returning to the employ of an Employer. A former Participant who did not have a vested interest in any portion of his Account balance derived from Employer contributions at the time of termination of service will be considered a new Employee, for eligibility purposes, if the number of consecutive One-Year Breaks in Service equals or exceeds the greater of five or the aggregate number of Years of Service before such One-Year Break in Service. If such former Participant's Years of Service before termination of service may not be disregarded pursuant to the preceding sentence, such former Participant shall participate immediately upon re-employment.
     Section 3.3 Cessation of Participation. A Participant ceases to be a Participant when all assets in his Accounts have been distributed or forfeited.

                                   ARTICLE IV

                             EMPLOYER CONTRIBUTIONS
                             ----------------------

     Section 4.1 Contribution Formula. The Employer shall contribute to the Plan as follows:
          (a) The amount of the total salary reduction elections of all Participants made pursuant to Section 4.2, which amount shall be deemed the Elective Employer Contribution, plus
          (b) If approved by the Employer in its sole discretion prior to the beginning of the Plan Year in accordance with Section 4.3 (a), a matching contribution equal to the percentage determined by the Employer, plus
          (c) A discretionary amount determined each year by the Employer pursuant to Section 4.3(b), which amount shall be a Non-Elective Employer Contribution.
     Section 4.2    Participant's Salary Reduction Election.
          (a) Each Participant may elect to defer his Compensation in any whole percentage amount which percentage is not less than 1% nor more than 10% of his Compensation with respect to such payroll period by filing an election for payroll deduction for such amount for this purpose. Any election filed by an Employee prior to the date on which he first becomes a Participant (and elects to reduce his salary) shall be effective as of the first payroll period ending after such election is filed. The amount by which Compensation is reduced shall be that Participant's Deferred Compensation and shall be treated as an Elective Employer Contribution and allocated to the Participant's Employee Contribution Account. Any salary deferral election made by a Participant under this Section shall be irrevocable for the Plan Year, or portion thereof, for which it is to be effective, except that (1) any such election may be amended prior to the first day of a payroll period upon thirty
(30) day's written notice (to be effective as of the first day of a payroll period) to change the whole deferral percentage amount applicable to Compensation payable for the remaining portion of the Plan Year and (2) a Participant may elect at any time to completely discontinue deferrals of Compensation payable during the remainder of the Plan Year upon thirty (30) day's written notice (to be effective as of the first day of a payroll period).
          (b) A Participant who has not elected to defer his Compensation may later elect to defer his Compensation. Such election may be made prior to the first day of a payroll period upon thirty (30) day's written notice (to be effective as of the first day of the payroll period).
          (c) The balance in each Participant's Employee Contribution Account shall be nonforfeitable at all times and shall not be subject to forfeitures for any reason.
          (d) A Participant may not make withdrawals from his Employee Contribution Account except in the event of disability, death, retirement, Separation from Service, proven hardship as described in Section 8.11 or termination of the Plan without the establishment or existence of a "successor plan" as defined in Treasury Regulation 1.401(k)-1(d)(3), or in the event of the sale of a subsidiary or the sale of substantially all of the assets of a trade or business but only if the conditions and circumstances described in
Section 401(k)(10) of the Internal Revenue Code and the regulations thereunder are satisfied.
          (e) No Participant shall be permitted to defer Compensation to the Trust during any calendar year which combined with all elective deferrals of the Participant under all plans, contracts or arrangements with the Employer are in excess of the dollar limitation in effect under Section 402(g) of the Internal Revenue Code for the taxable year.
          (f) Notwithstanding any other provision of the Plan, Excess Deferral Amounts and income allocable thereto shall be distributed no later than April 15, 1988, and each April 15 thereafter to Participants who claim such Allocable Excess Deferral Amounts for the preceding calendar year. The "Excess Deferral Amount" shall mean the amount of Deferred Compensation for a calendar year that the Participant allocates to this Plan pursuant to the claim procedure set forth in this Section 4.2.
     The Participant's claim shall be in writing; shall be submitted to the Employer no later than March 1; shall specify the Participant's Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Internal Revenue Code, exceeds the limit imposed on the Participant by Section 402(g) of the Internal Revenue Code for the year in which the deferral occurred.
     The Excess Deferral Amount distributed to a Participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Deferral, shall in no event be less than the lesser of the Participant's Account under the Plan or the Participant's Deferred Compensation for the Plan Year.
          (g) At the Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits, the fair market value of the Participant's Employee Contribution Account shall be used to provide additional benefits to the Participant pursuant to Article VIII.
          (h)  In any case, where any of the foregoing provisions of this
Section 4.2 are not in conformity with regulations of the Department of the Treasury that are from time to time promulgated, the nonconforming provisions may be amended retroactively to assure conformity.
     Section 4.3    Amount of Employer Contributions.
          (a) Employer Matching Contribution. The Employer shall contribute to the Plan a matching contribution known as the Employer Matching Contribution in such amount, if any, as shall be specified by the Board of Directors of the Employer or of the Company, provided, however, such Employer Matching Contribution shall not exceed a percentage in excess of 100% of the first 6% of Employee salary reductions. The amount of the Employer Matching Contribution shall be determined and communicated to all Employees before the beginning of each Plan Year.
          (b) Employer Non-Matching Contributions. In addition to or in lieu of the Employer Matching Contribution, the Employer may make an additional contribution in such amount as determined in the sole discretion of the Board of Directors of the Employer or of the Company. The amount of an Employer's Non-Matching Contribution shall be established by resolution of the Board of Directors and the substance of the resolution will be communicated to the Participants.
          All Employer Contributions, including Employer Matching Contributions, Employer Non-Matching Contributions, and Qualified Non-Elective Contributions shall be invested in Fund M - Employer Company Stock Fund without regard to the investment direction of any Participant in respect of contributions made on his behalf. Employer contributions will be paid in cash, shares of the Company Stock or other property as the Company's Board of Directors may from time to time determine. Shares of Company Stock and other property will be valued at fair market value.
          In 1994 the Employer shall make a special one-time contribution in the amount of $75,597.69 on behalf of Non-Highly Compensated Employees who were participants in the Plan on June 30, 1992. Notwithstanding the regular allocation provisions applicable to Employer Non-Matching Contributions set forth in Section 6.1(b)(ii) this special contribution shall be allocated to these Non-Highly Compensated Employees' accounts in Company Stock (Fund A and Fund M) in an amount equal to the over-allocation occurring on June 30, 1992 as a result of an over crediting to such Employees of shares of Company Stock. The purpose of this special contribution is to reconcile the assets of the Trust with the account statements of these Non-Highly Compensated Employees.
     Section 4.4 Amendment or Termination With Respect to Contribution. Each Employer intends to make annual contributions to the Trust during the continuation of the Plan subject to the limitations set out herein; provided, however, that the Employer undertakes no binding obligation to make payments of any nature to the Trust, and that this instrument shall not be construed as any contractual liability on the part of an Employer so to do. Each Employer expressly reserves the right to discontinue contributions to the Trust at any time prior to the close of any Plan Year.
     Section 4.5 Limitation on Amount to be Contributed. Each Employer shall be limited to the making of a contribution for a Plan Year which shall not be in excess of the maximum amount which the Employer is permitted to deduct as an expense for that Plan Year for federal income tax purposes.
     Section 4.6 Time of Payment of Contribution. Each Employer shall make payment of its contribution for any Plan Year on the date or dates designated by the Company; provided, however, that the total amount of all contributions for any Plan Year shall be made in full on or before the time prescribed by law for filing of the federal income tax return of the Employer, including extensions. Employer Matching Contributions shall be remitted to the Trustee as soon as practicable.
     Section 4.7 Time of Payment of Elective Employer Contribution. The Employer shall pay to the Trustee its Elective Employer Contribution to the Plan for each Plan Year within thirty (30) days after the payroll period for which such contributions were withheld if practicable and in no event later than thirty (30) days after the end of the Plan Year.
     Section 4.8 Permanent Discontinuance of Contribution. In the event an Employer should permanently discontinue making contributions to the Plan for any reason, all sums allocated to its Participants will vest irrevocably in them and will be distributed as the Retirement Committee shall decide. In no event will all or any portion of the contribution made by an Employer under this Plan revest in the Employer in the event that contributions should be permanently discontinued.
     Section 4.9 Rollover Amount from Other Plans. An Employee eligible to participate in the Plan, regardless of whether he has satisfied the participation requirements of Article III or regardless of whether he has elected to make salary reduction contributions hereunder, may rollover to the Trust Fund amounts from other qualified plans provided that the trust fund from which the funds are transferred permits the rollover to be made and the rollover will not jeopardize the tax exempt status of the Plan and Trust or create adverse tax consequences for the Employer.
     For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a). The term "amounts transferred from other qualified plans" shall mean: (i) amounts rolled to the Plan directly from another qualified plan; (ii) distributions received by an Employee from another qualified plan which are eligible for tax free rollover to a qualified plan and which are deposited by the Employee to this Plan within sixty (60) days following his receipt thereof; (iii) amounts rolled to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which
(A) were previously distributed to the Employee by another qualified plan as a distribution, (B) were eligible for tax-free rollover to a qualified plan and
(C) were deposited in such conduit individual retirement account within sixty
(60) days of receipt thereof and earnings on said assets; and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and deposited by the Employee with this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account.
     Trustee to trustee transfers will be permitted only in the discretion of the Retirement Committee. The Retirement Committee shall develop such procedures, and may require information from an Employee desiring to make such a rollover, as it deems necessary or desirable to determine that the proposed rollover will meet the requirements of this Section. Upon approval by the Retirement Committee, the amount rolled over shall be deposited in the Trust Fund and shall be credited to a Rollover Contribution Account. Such account shall be one hundred percent (100%) vested in the Employee, shall share in allocations of income and loss and appreciation and depreciation. Upon termination of employment, the total amount of the Employee's Rollover Contribution Account shall be distributed in accordance with Article VIII below.
     Upon such a rollover by an Employee who is otherwise eligible to participate in the Plan but who has not yet completed the participation requirements of Section 3.1, or who has elected not to make salary reduction contributions hereunder, his Rollover Contribution Account shall represent his sole interest in the Plan until he becomes a Participant.
     The Retirement Committee shall develop such procedures, and may require information from an Employee desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section. Upon approval by the Retirement Committee, the amount transferred shall be deposited in the Trust Fund and shall be credited to the Employee's Employee Contribution Account. Such funds shall be one hundred percent (100%) vested in the Employee. The Employee shall thereafter be entitled to direct the funds in the manner and subject to the conditions and restrictions as apply to all Participants with respect to their Employee Contribution Accounts in Article V. The rollover amount shall share in allocations of income and loss and appreciation and depreciation in accordance with Section 6.3, but shall not share in Employer Matching or Employer Discretionary Contribution allocations. Upon termination of employment, the rollover amount held in the Employee Contribution Account shall be distributed in accordance with Article VIII below.
     Upon such a transfer by an Employee who is otherwise eligible to participate in the Plan but who has not yet completed the participation requirements of Section 3.1, or who has elected not to make salary reduction contributions hereunder, his rollover contribution to his Employee Contribution Account shall represent his sole interest in the Plan until he becomes a Participant. Regardless of any language to the contrary, the Plan will not accept trustee to trustee transfers from a money purchase pension plan or defined benefit pension plan.

                                   ARTICLE V

                          INVESTMENT OF CONTRIBUTIONS
                          ---------------------------

     Section 5.1 Investment Funds. Elective Employer Contributions which are paid to the Trustee shall be added to such one or more of Fund A - Employee Company Stock Fund, Fund B - Employee Equity Fund, Fund C - Employee Guaranteed Income Contract Fund, or Fund D - Employee Money Market Fund, in such proportions and amounts as may be determined in accordance with this
Article V. All Employer Contributions (both Employer Matching Contributions and Employer Non-Matching Contributions) shall be added to Fund M. The Accounts of all Participants derived from Employer contributions made prior to April 1, 1986, shall be held in Fund M. The Investment Funds are:
     (a) Fund A - Employee Company Stock Fund shall be invested exclusively in Company Stock.
     (b) Fund B - Employee Equity Fund shall be invested in such common or capital stock, such convertible bonds, convertible notes, debentures or preferred stocks as are convertible into common or capital stocks, such debentures accompanied by warrants to purchase common or capital stocks, and such other types of equity investments as may be purchased by the Trustee in its discretion, including investments by the Trustee through the medium of any commingled trust funds for collective investment in securities of the types referred to in this paragraph (b) established and maintained by the Trustee for the investment of funds of trusts of employee benefit plans, which trusts are exempt from tax under Section 501(a) of the Internal Revenue Code, by reason of qualifying under Section 401(a) of the Internal Revenue Code, and shall also include short-term obligations of the United States and other investments of a short-term nature, including commercial paper, purchased and held by the Trustee pending the selection and purchase of other investments of the type described in this paragraph (b), provided, however, that no securities issued by, or convertible into securities of the Company shall be purchased for the Fund B - Employee Equity Fund. It is not intended by this proviso, however, to prohibit the transfer by the Trustee of assets of the Fund B - Employee Equity Fund to any commingled trust fund maintained by the Trustee which holds securities issued by or convertible into securities of the Company or any subsidiary or affiliate of the Company. The Company may appoint an Investment Manager pursuant to Section 9.6 to manage all or part of Fund B.
     (c) Fund C - Employee Guaranteed Income Contract Fund shall be invested in guaranteed income contracts entered into with an insurance company. An investment in Fund C guarantees a return of the amount contributed to Fund C, plus interest. Income will be credited as of each Adjustment Date to each Employee Contribution Account existing under Fund C. Interest rates earned on investments in Fund C will be guaranteed for certain time periods and renegotiated periodically.
     (d) Effective as of July 1, 1991, Fund D - Employee Money Market Fund shall be invested in money market instruments, including but not limited to certificates of deposit, demand and time deposits, bankers' acceptances and other instruments of domestic and foreign banks and other deposit institutions; short-term credit facilities such as demand notes; asset-backed securities; marketable obligations issued or guaranteed by the U. S. Government, its agencies or instrumentalities; corporate debt obligations, including variable rate demand notes; commercial paper; and instruments (including repurchase agreements) secured by such obligations purchased by the Trustee in its discretion. The Fund's investments may be credit enhanced by a guaranty, letter of credit or insurance, and the Fund may acquire securities subject to puts and standby commitments to purchase securities at their principal amount within a fixed period. The Fund may also purchase participation interests from financial institutions to acquire a fractional interest in debt obligations and to increase return the Fund may engage in the lending of portfolio securities. In addition to or in lieu of the foregoing types of direct investment instruments and investment transactions, the Fund may also consist of investments by the Trustee through the medium of any commingled trust funds for collective investment in instruments and transactions of the types referred to in this paragraph (d) established and maintained by the Trustee for the investment of funds of trusts of employee benefit plans, which trusts are exempt from tax under Section 501(a) of the Internal Revenue Code by reason of qualifying under Section 401(a) of the Internal Revenue Code, and investments by the Trustee in any open-end or closed-end management type investment company or investment trust registered under the Investment Company Act of 1940, as from time to time amended, including proprietary mutual funds of the Trustee for which funds the Trustee may serve as investment advisor, which invest in the instruments and engage in the transactions of the type referred to in this paragraph (d), as the Trustee in its discretion may choose for the Accounts of Participants selecting this investment medium.
     (e) Fund M - Employer Company Stock Fund shall be invested exclusively in Company Stock.
     (f) Other Funds. Funds other than those established above may subsequently be established and maintained hereunder, pursuant to the directions of the Retirement Committee. In addition, Funds initially or subsequently established hereunder may, pursuant to directions of the Retirement Committee, be withdrawn from time to time. In the event that a Fund is added or an existing Fund is withdrawn, the Participants shall be permitted to make a special one-time Fund Transfer to the new Fund or from a terminated Fund in accordance with procedures established by the Retirement Committee.
     Section 5.2 Investment Directions by Participants. Each Participant shall direct, at the time he elects to participate in the Plan, that the Elective Employer Contributions made on his behalf be invested in one of the following ways:
     (a)  entirely in Fund A - Employee Company Stock Fund;
     (b)  entirely in Fund B - Employee Equity Fund;
     (c)  entirely in Fund C - Employee Guaranteed Income Contract Fund;
     (d)  entirely in Fund D - Employee Money Market Fund;
     (e) in one or more funds (a), (b) (c), and (d), provided the election is a multiple of 25% as to any one fund or such other minimum percentage amount as shall be specified by the Retirement Committee.
     Section 5.3 Reinvestment of Fund Earnings. Dividends and other distributions received by the Trustee with respect to Company Stock held in both Fund A - Employee Company Stock Fund and Fund M - Employer Company Stock Fund shall be invested in Company Stock. Interest and other distributions received by the Trustee with respect to the Fund C - Employee Guaranteed Income Contract Fund shall be reinvested in Fund C. Dividends, interest and other distributions received by the Trustee with respect to the Fund B - Employee Equity Fund shall be invested in Fund B. Interest and other distributions received by the Trustee with respect to the Fund D - Employee Money Market Fund shall be reinvested in Fund D.
     Section 5.4 Change of Investment Directions for Future Contributions. Any investment direction given by a Participant shall continue in effect until changed by the Participant. A Participant may change his investment direction as to the future Elective Employer Contributions made on his behalf once in each Plan Year for Plan Years ending on or before December 31, 1993 and thereafter twice each Plan Year by giving at least thirty (30) days (or such lesser number of days as the Retirement Committee may specify) prior written notice directing that such contributions, beginning January 1 or beginning July 1, 1994 (or as soon as administratively possible), as of July 1, after receipt of such notice by his Employer, be invested in one of the other ways specified in Section 5.1 provided the election is a whole percentage as to any one Investment Fund. The Retirement Committee shall be authorized to permit more frequent changes in investment directions to be effective on such dates as it shall specify, including on a daily basis (each regular business day) if a daily valuation system shall be implemented. A new investment direction shall be on a form to be provided for the purpose and shall be signed by the Participant and delivered to his Employer, provided, however, the Retirement Committee is authorized to implement a voice system for making investment electives.
     Section 5.5 Change of Investment Directions for Existing Employee Contribution Account Funds. Once in each Plan Year for Plan Years ending on or before December 31, 1993 and thereafter twice each Plan Year a Participant (or his Beneficiary in the event of the death of a Participant) may direct, in accordance with the provisions of this Section 5.5, that all of his interest in the Investment Funds attributable to the Elective Employer Contributions made on his behalf, or 25% or 50% or 75% of such total amount, to the credit of his Account as of January 1 and beginning on July 1, 1994 (or as soon as administratively possible), as of July 1, in the Investment Funds specified in
Section 5.1 be reduced to cash as of such date and such cash be invested by the Trustee as of such date in any other type of investment specified in
Section 5.1 which the Participant (or his Beneficiary in the event of the death of a Participant) shall designate, provided the election is a whole percentage as to any one Investment Fund. Direction shall be given in writing at least thirty (30) days (or such lesser number of days as the Retirement Committee may specify) prior to such date and shall be on a form to be provided by the Retirement Committee for the purpose. The form shall be signed by the Participant (or his Beneficiary in the event of the death of a Participant) and delivered to his Employer. The Retirement Committee shall be authorized to permit more frequent changes in investment directions to be effective on such dates as it shall specify, including on a daily basis (each regular business day) if a daily valuation system shall be implemented. The Retirement Committee is further authorized to implement a voice system for making investment changes.

                                   ARTICLE VI

                          ALLOCATIONS AND ADJUSTMENTS
                          ---------------------------

     Section 6.1 Employer Contribution and Forfeiture Allocation. As of each Adjustment Date, the Elective Employer Contributions and Employer Matching Contributions, and as of the Anniversary Date the Employer's Non-Matching Contributions and Forfeitures attributable to the Employer's Non-Matching Contributions, shall be allocated to the Employee and Employer Contribution Accounts of Participants as follows:
     (a) Elective Employer Contribution: The Elective Employer Contribution (salary reduction) shall be allocated to each Participant's Employee Contribution Account in an amount equal to each such Participant's Deferred Compensation.
     (b)  Employer Contributions:
          (i) Matching Contribution: There shall be allocated to each Participant's Employer Contribution Account as of each Adjustment Date a matching contribution based on that percentage specified by the Employer pursuant to Section 4.3(a). Forfeitures attributable to Employer Matching Contributions shall be applied to reduce the Employer's Matching Contributions.
          (ii) Employer Non-Matching Contribution and Certain Forfeitures: If the Employer chooses to make any Employer Non-Matching Contributions, these additional Employer contributions and all Forfeitures attributable to Employer Non-Matching Contributions (including all Employer Contributions made prior to April 1, 1986) shall be allocated to the Employer Contribution Accounts of Participants, whether or not they elected to make salary reduction contributions that year, who are credited with a Year of Benefit Service for the Plan Year in the proportion that each such Participant's Compensation for the Plan Year bears to the total of all such Participant's Compensation for the Plan Year. Forfeitures shall be allocated as if all Participants, regardless of their Employer, were employed by a single employer who maintained the Plan.
          Each Participant will be furnished quarterly (or on such more frequent basis as authorized by the Retirement Committee) a statement of his Accounts. It shall reflect all Elective Employer Contributions and Non-Elective Employer Contributions and the earnings and/or losses thereon.
     Section 6.2 Participant Accounts. The Plan Administrator shall account separately for each Investment Fund in respect of Elective Employer Contributions and Non-Elective Employer Contributions. A Participant's Accounts shall show the balance standing to his credit. The Retirement Committee shall establish accounting procedures for the purpose of debiting and crediting such Accounts to reflect transactions occurring between and as of the Adjustment Dates, and shall maintain adequate records for debiting the vested portion of Fund M - Employer Company Stock Fund, and the average cost basis of shares of Company Stock credited to the respective Participants' Fund A - Employee Company Stock Fund and Fund M - Employer Company Stock Fund. The Plan Administrator shall account separately for Employer Matching Contributions and Employer Non-Matching Contributions. The maintenance of Accounts shall be for accounting purposes only and a segregation of the assets of the Trust Fund to each Account shall not be required.
     Section 6.3 Account Adjustments. A Participant's Account in respect of his interest in Fund B - Employee Equity Fund, Fund C - Employee Guaranteed Income Contract Fund, and Fund D - Employee Money Market Fund shall be expressed in dollars. A Participant's Account as of each Adjustment Date in respect of his interest in Fund B - Employee Equity Fund, Fund C - Employee Guaranteed Income Contract Fund, and Fund D - Employee Money Market Fund shall be credited or charged, as the case may be, as soon as practicable after each Adjustment Date with the contributions, income, gains, appreciation, losses, depreciation, expenses and other transactions for the quarterly period during which such credit or charge accrued. Such credits or charges to a Participant's Account shall be made in such proportions and by such method or formula as shall be deemed by the Retirement Committee to be necessary or appropriate to account for each Participant's proportionate beneficial interest in the Trust Fund in respect of his interest in Fund B - Employee Equity Fund, Fund C - Employee Guaranteed Income Contract Fund, and Fund D - Employee Money Market Fund as of the applicable Adjustment Date. Investments of Fund B - Employee Equity Fund, Fund C - Employee Guaranteed Income Contract Fund and Fund D - Employee Money Market Fund shall be valued at their fair market values as of each Adjustment Date as determined by the Trustee and such valuation shall conclusively establish such value.
     Fund A - Employee Company Stock Fund of each Participant shall be an Account credited as of each Adjustment Date with his shares of Company Stock (including fractional shares) purchased for his Account and shall be credited with stock dividends on Company Stock held in his Fund A. A Participant's Account in respect of his interest in Fund A - Employee Company Stock Fund, shall be represented by shares of Company Stock (and fractions of shares carried to four decimal places). The Fund M - Employer Company Stock Account of each Participant shall be an Account credited as of each Adjustment Date with his allocated share of Company Stock (including fractional shares) purchased and paid for by the Trust or contributed in kind by an Employer as a result of Employer Matching Contributions and with stock dividends on Company Stock held in Fund M derived from Employer Matching Contributions, and as of each Anniversary Date (or each Adjustment Date if so directed by the Plan Administrator) with his allocated share of Company Stock (including fractional shares) purchased and paid for by the Trust or contributed in kind by an Employer as the result of Employer Non-Matching Contributions, with Forfeitures of Company Stock attributable to Employer Non-Matching Contributions and with stock dividends on Company Stock held in Fund M derived from Employer Non-Matching Contributions. A Participant's Account in respect of his interest in Fund M - Employer Company Stock Fund, shall be represented by shares of Company Stock (and fractions of shares carried to four decimal places). As soon as practicable after each Adjustment Date, each Participant's Account shall be adjusted as of such Adjustment Date to reflect any increase or any decrease (resulting from contributions, earnings, withdrawals and expenses charged to the Participant's Account) in respect of Fund A and Fund M attributable to Employer Matching Contributions in the number of shares credited to his Account for the period during which such increase or decrease occurred. As soon as practicable after each Anniversary Date (or Adjustment Date if so directed by the Plan Administrator), each Participant's Account shall be adjusted as of such Anniversary Date (or Adjustment Date if so directed by the Plan Administrator) to reflect any increase or decrease (resulting from contributions, earnings, withdrawals, forfeitures and expenses charged to the Participant's Account) in respect of Fund M attributable to Employer Non-Matching Contributions. Such credits or charges to a Participant's Account shall be made in such proportions and by such method or formula as shall be deemed by the Retirement Committee to be necessary or appropriate to account for each Participant's proportionate beneficial interest in the Trust Fund in respect of his interest in Fund A and Fund M attributable to Employer Matching Contributions as of the Adjustment Date and in respect of his interest in Fund M attributable to Employer Non-Matching Contributions and Forfeitures derived from Employer Non-Matching Contributions as of each Anniversary Date (or Adjustment Date if so directed by the Plan Administrator).
     Subject to the provisions of Section 7.5, in the event a Participant or Beneficiary requests payment of his Plan benefit, the Accounts of the Participant or Beneficiary will not be increased or decreased to reflect earnings after the date payment is requested and benefits shall be based upon the value of the Employee Contribution Account and the Employer Contribution Account attributable to Employer Matching Contributions as of the preceding Adjustment Date (or the processing date in the event a daily valuation system shall be implemented) and the value of the Employer Contribution Account attributable to Employer Non-Matching Contributions as of the preceding Anniversary Date (or Adjustment Date if so directed by the Plan Administrator or the processing date in the event a daily valuation system shall be implemented).
     The Retirement Committee shall be authorized to permit more frequent allocations of earnings and losses than is hereinbefore provided to be effective on such dates as it shall specify, including on a daily basis (each regular business day) if a daily valuation system shall be implemented.
     Section 6.4 Adjustment of Contributions. Notwithstanding any other provision contained herein to the contrary, contributions hereunder and the allocation of such contributions shall comply with the provisions of this Article, and, in the event of noncompliance, the Retirement Committee shall have the right to make the adjustments described in this Article or such Contributions shall be subject to refund as provided herein.
     Section 6.5    Maximum Annual Additions.
     (a) The total Annual Additions (as defined below) allocated to the Account of any Participant for any Plan Year shall not exceed the lesser of the following amounts;
          (i) twenty-five percent (25%) of the Participant's compensation within the meaning of Section 415(c)(3) of the Internal Revenue Code for the Limitation Year; or
          (ii)  the Defined Contribution Dollar Limitation.
     (b) Defined Contribution Dollar Limitation shall mean $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in
Section 415(b)(1) of the Internal Revenue Code as in effect for the Limitation Year.
     (c) Special Rules. The compensation limitation referred to in subparagraph (a) above shall not apply to:
          (i) Any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Internal Revenue Code) after Separation from Service which is otherwise treated as an Annual Addition,
         (ii)  Any amount otherwise treated as an Annual Addition under
Section 415(1)(1) of the Internal Revenue Code.
     (d) In addition, in the case of a Participant who is also a participant in one or more defined benefit plans or one or more defined contribution plans maintained by an Employer, the contributions to the Plan shall be limited to the extent necessary to prevent the sum of Fractions A and B below, computed as of the end of the Plan Year, from exceeding 1.0.
     Fraction A
     (numerator) Projected annual benefit of the Participant under all of the Employer's pension plans (determined as of the close of the Plan Year).
     (denominator) The lesser of (1) the product of 1.25 multiplied by the dollar limitation in effect for the Limitation Year under Section 415(b)(1)(A), as adjusted pursuant to Section 415(d)(1) of the Internal Revenue Code, or (2) 1.4 multiplied by 100% of the Participant's "average compensation for his high 3 years" (as said term is defined under Section 415(b)(3) of the Internal Revenue Code).
     Fraction B
     (numerator) The sum of all Annual Additions to the Accounts of the Participant under the Plan for the current and all prior Limitation Years and the Annual Additions attributable to all welfare benefit funds, as defined in
Section 419(e) of the Internal Revenue Code, maintained by the Employer, (denominator) The sum of the lesser of the following amounts determined for such Plan Year and for each prior Plan Year in which the Participant has a Year of Service: (1) 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Internal Revenue Code, as adjusted pursuant to Section 415(d)(1) of the Internal Revenue Code, or (2) 1.4 multiplied by 25% of the Participant's compensation for the year.
          (A) For purposes of the Plan, "Annual Addition" shall mean the amount allocated to a Participant's Account during the Limitation Year that constitutes:
               (i)   Employer Contributions,
               (ii)  Participant Contributions,
               (iii) Forfeitures, and
               (iv) Amounts described in Sections 415(1)(1) and 419(A)(d)(2) of the Internal Revenue Code.
     Contributions do not fail to be Annual Additions merely because they are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions or merely because Excess Contributions or Excess Aggregate Contributions are corrected through distributions. Excess Deferrals that are distributed in accordance with Treasury Regulation, Section 1.402(g)-1(e)(2) or (3) are not Annual Additions.
          (B) The terms "Plan" and "Employer's pension plan" also include, respectively (i) this Plan and any other defined contribution plan (as defined in Section 415(k) of the Internal Revenue Code), and (ii) any other qualified pension plan in which the Participant participates (in accruing benefits) maintained by the Employer.
          (C) For purposes of this Section 6.5, wherever the term "compensation" is used, it shall mean:
               A Participant's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses), and excluding reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses and welfare benefits. Compensation shall include elective contributions made by the Employer on behalf of Employees and excludable from gross income under Sections 125, 402(a)(8), 402(h) or 403(b). The term "compensation" does not include the following:
               (i) Employer contributions to a plan of deferred compensation which are not includible in the Participant's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Participant, or any distributions from a plan of deferred compensation;
               (ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
               (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and
               (iv) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Participant).
          For purposes of applying the limitations of this Section 6.5, compensation for a Limitation Year is the compensation actually paid or includible in gross income during such year.
          For Limitation Years ending before January 1, 1994, Compensation for purposes of this Section 6.5 shall be limited to $200,000 (unless adjusted in the same manner permitted under Section 415(d) of the Internal Revenue Code) and thereafter to $150,000 (unless adjusted in the same manner permitted in Section 415(d) of the Internal Revenue Code).
          (D) Notwithstanding the foregoing, for any "Limitation Year" in which the Plan is a Top-Heavy Plan, 1.0 shall be substituted for 1.25 unless the extra minimum allocation is being provided. However, for any "Limitation Year" in which the Plan is a Super Top-Heavy Plan, 1.0 shall be substituted for 1.25 in any event.
     (e) For the purpose of this Section 6.5, all qualified defined benefit plans, whether or not terminated, ever maintained by the Employer shall be treated as one defined benefit plan and all qualified defined contribution plans (including voluntary employee contribution accounts in a deferred benefit plan and key employee accounts under a welfare benefit plan described in Section 419 of the Internal Revenue Code, as well as Employer contributions allocated to an IRA), whether or not terminated, ever maintained by the Employer shall be treated as one defined contribution plan.
     (f) If the sum of Fraction A and B shall exceed 1.0 in any Limitation Year for any Participant in the Plan, the Plan Administrator shall adjust the numerator of Fraction A so that the sum of both fractions shall not exceed 1.0 in any Limitation Year for such Participant by reducing benefits of the Participant in the defined benefit plan which are projected but not accrued. In no event will such reduction be made to a benefit level which is less than the level of his accrued benefit as of the end of the prior Plan Year.
     If the limitations are still exceeded after making the above adjustment, the Participant's Annual Addition under this Plan shall be reduced, first, by reducing any Elective Employer Contributions not eligible for an Employer Matching Contribution, and next any Elective Employer Contributions along with any Employer Matching Contributions to be made on the basis of such Elective Employer Contributions, the excess Elective Employer Contributions to be returned to the Participant to the extent permitted by the Internal Revenue Code and regulations and the excess Employer Matching Contributions to be applied against subsequent Employer Matching Contributions to be made under the Plan.
     (g) For the purpose of this Section 6.5, if an Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Internal Revenue Code Section 1563(a) or Internal Revenue Code Sections 414(b) and (c) as modified by Internal Revenue Code Sections 415(g) and (h), or is a member of an affiliated service group (as defined by Internal Revenue Code Section 414(m)), or required to be aggregated pursuant to Internal Revenue Code Section 414(o), all Employees of such Employer shall be considered to be employed by a single Employer.
     Section 6.6 Adjustment for Excess Annual Additions. If as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual Compensation, or other facts and circumstances to which
Section 1.415-6(b)(6) of the Treasury Regulations, as amended, or as replaced from time to time, shall be applicable, the "Annual Addition" to a Participant's Account shall exceed the maximum provided in Section 6.5, the Plan Administrator shall treat the excess as follows:
     (a) If the Participant shall have made an Employee after-tax contribution to the Plan, the Plan Administrator shall, pursuant to the provisions of Section 1.415-6(b)(6)(iv) of the Treasury Regulations, return such contribution to the extent the return reduces the excess amount in the Participant's Account.
     (b) If the amounts required to be returned to the Participant pursuant to (a) above shall not fully eliminate the excess amounts in the Participant's Account, the excess amount shall, pursuant to Section 1.415-6(b)(6)(iii) of the Treasury Regulations, be held unallocated in a suspense account and be used to reduce future Employer Contributions under the Plan for the next Limitation Year and for each succeeding Limitation Year, as is necessary for the Participant. If the Plan no longer covers the Participant as of the end of a Limitation Year, the excess amount in the suspense account shall be allocated and reallocated in the next Plan Year to all of the Participants in the Plan before any Employer Contributions and Employee after-tax contributions (if any) that would constitute "Annual Additions" to the Plan for that year. Furthermore, the excess amount in the suspense account must be used to reduce Employer Contributions for the next Plan Year (and succeeding Plan Years, as necessary) for all of the Participants in the Plan. In no event shall any excess amounts in the suspense accounts be distributed to a Participant or a former Participant.
     (c) Notwithstanding paragraphs (a) and (b) above of this Section 6.6, Elective Employer Contributions may be distributed to the Participant to the extent necessary to eliminate excess Annual Additions. The distributed amounts shall be disregarded for purposes of Section 402(g), as well as for purposes of the actual deferral percentage test of Section 401(k)(3) of the Internal Revenue Code and the actual contribution percentage test of Section 401(m)(2) of the Internal Revenue Code. Amounts distributed under this paragraph shall include earnings attributable to such contributions.
     Section 6.7 Limitation on Before-Tax Contributions. The provisions of this Section shall apply for Plan Years beginning on or after January 1, 1987.
     (a)  Average Actual Deferral Percentage.
          (i) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or
          (ii) the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.
          (iii) For Plan Years beginning after December 31, 1988, in order to prevent the multiple use of the alternative method in (ii) above and in Internal Revenue Code Section 401(m)(9)(A), any Highly Compensated Employees eligible to make a salary deferral election and to receive Employer Matching Contributions under this Plan shall have his Actual Deferral Percentage reduced pursuant to Treasury Regulations Section 1.401(m)-2, the provisions of which are hereby incorporated by reference.
     (b) Definitions. For purposes of this Article VI, the following definitions shall be used:
          (i) Actual Deferral Percentage shall mean the ratio (expressed as a percentage) of the Elective Employer Contributions and Qualified Employer Deferral Contributions on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year.
          (ii) Average Actual Deferral Percentage shall mean the average (expressed as a percentage) of the Actual Deferral Percentage of the Eligible Participants in a group for the Plan Year, calculated to the nearest hundredth of a percentage point.
          (iii) Compensation shall mean compensation as defined in Section 414(s) of the Internal Revenue Code for the period of the Plan Year during which the Employee was an Eligible Participant.
          (iv) Qualified Employer Deferral Contributions shall mean Qualified Non-Elective Contributions taken into account under the terms of the Plan in determining the Actual Deferral Percentage.
          (v) Eligible Participant shall mean any Employee of the Employer who is otherwise authorized under the terms of Article IV to make a salary reduction election or to have Qualified Employer Deferral Contributions allocated to his Account for the Plan Year.
     (c)  Special Rules.
          (i) For purposes of this Section 6.7, the Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make a salary reduction election or to have Qualified Employer Deferral Contributions allocated to his Account under two or more plans or arrangements described in Section 401(k) of the Internal Revenue Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such salary reduction contributions and Qualified Employer Deferral Contributions were made under a single arrangement.
          For the purposes of Internal Revenue Code Sections 401(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Internal Revenue Code Section 401(a)(4) or 410(b) (other than Internal Revenue Code Section 410(b)(2)(A)(ii)), the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Internal Revenue Code Sections 401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Internal Revenue Code Sections 401(a)(4), 410(b) and 401(k). For Plan Years beginning after December 31, 1989, plans may be aggregated under this paragraph only if they have the same plan year.
          (ii) For purposes of determining the Actual Deferral Percentage of a Participant who is a Highly Compensated Employee, the salary reduction contributions, Qualified Employer Deferral Contributions and Compensation of such Participant shall include the salary reduction contributions, Qualified Employer Deferral Contributions and Compensation of Family Members, and such Family Members shall be disregarded in determining the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees.
          (iii) The determination and treatment of the salary reduction contributions, Qualified Non-Elective Contributions and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
     (d)  Distribution of Excess Contributions.
          (i) In General. Notwithstanding any other provision of the Plan, Excess Contributions and income allocable thereto shall be distributed no later than the last day of each Plan Year to Participants on whose behalf such Excess Contributions were made for the preceding Plan Year. "Excess Contributions" shall mean the excess of salary reduction contributions made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under paragraph (a) of this Section
6.7. The Employer may if it so chooses prevent Excess Contributions from being made during the Plan Year by limiting the amount of salary reduction contributions made during the Plan Year on behalf of Highly Compensated Participants.
          (ii) Determination of Income. The income allocable to Excess Contributions for the Plan Year shall be determined by multiplying income allocable to the Participant's salary reduction contributions and Qualified Employer Deferral Contributions for the Plan Year by a fraction, the numerator of which is the Excess Contribution on behalf of the Participant for the Plan Year and the denominator of which is the sum of the Participant's account balances attributable to salary reduction contributions and Qualified Employer Deferral Contributions as of the beginning of the Plan Year plus the Participant's salary reduction contributions and Qualified Employer Deferral Contributions for the Plan Year.
          (iii) Maximum Distribution Amount. The Excess Contributions which would otherwise be distributed to the Participant shall be adjusted for income for the Plan Year for which the Excess Contribution was made and shall be reduced, in accordance with regulations, by the amount of Excess Deferrals distributed to the Participant; shall, if there is a loss allocable to the Excess Contributions, in no event be less than the lesser of the Participant's Employee Contribution Account under the Plan or the Participant's salary reduction contributions and Qualified Employer Deferral Contributions for the Plan Year.
          On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Participant having the highest Actual Deferral Percentage shall have his portion of Excess Contributions distributed to him until one of the tests set forth in paragraph (a) of this
Section 6.7 is satisfied, or until his Actual Deferral Percentage equals the Actual Deferral Percentage of the Highly Compensated Participant having the second highest Actual Deferral Percentage. This process shall continue until one of the tests set forth in paragraph (a) of this Section 6.7 is satisfied. For each Highly Compensated Participant, the amount of Excess Contributions is equal to the total of salary reduction contributions and other contributions on behalf of such Highly Compensated Participant (determined prior to the application of this paragraph) taken into account for the Actual Deferral Percentage test minus the amount determined by multiplying the Highly Compensated Participant's Actual Deferral Percentage (determined after application of this paragraph) by his Compensation. However, in determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any Excess Contributions previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year.
          The determination and correction of Excess Contributions of a Highly Compensated Participant whose Actual Deferral Percentage is determined under the family aggregation rules shall be accomplished by having the Actual Deferral Percentage reduced in accordance with Treasury Regulation Section 1.401(k)-1(f)(5), and the Excess Contributions for the family unit shall be allocated among the Family Members in proportion to the salary reduction contributions of each Family Member that was combined to determine the Actual Deferral Percentage.
          (iv) Accounting for Excess Contributions. Amounts distributed under this paragraph (d) shall first be treated as distributions from the Participant's salary reduction contributions that were not eligible for an Employer Matching Contribution, next simultaneously from his salary reduction contributions that qualified for an Employer Matching Contribution and from his Employer Matching Contribution Account to the extent the Employer Matching Contributions related to the Participant's salary reduction contributions and shall be treated as distributed from the Participant's Qualified Employer Deferral Contribution Account only to the extent such Excess Contributions exceed the balance in the Participant's Employee Contribution Account.
     Section 6.8 Limitations on Employee After-Tax Contributions and Employer Matching Contributions. The provisions of this Section shall apply for Plan Years beginning on or after January 1, 1987.
     (a)  Contribution Percentage.
          (i) The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or
          (ii) The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.
     (b) Definitions. For purposes of this Article VI the following definitions shall apply.
          (i) Average Contribution Percentage shall mean the average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in a group, calculated to the nearest hundredth of a percentage point.
          (ii) Contribution Percentage shall mean the ratio (expressed as a percentage), of the sum of the Employee After-Tax Contributions and Employer Matching Contributions under the Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's compensation for the Plan Year as defined in Section 6.7(b)(iii).
          (iii) Eligible Participant shall mean any Employee of the Employer who is otherwise authorized under the terms of Article IV to have Employer Matching Contributions allocated to his Account for the Plan Year.
     (c)  Special Rules.
          (i) For purposes of this Section 6.8, the Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to receive Employer Matching Contributions or Qualified Non-Elective Contributions or have salary reduction contributions allocated to his Account under two or more plans described in Section 401(a) of the Internal Revenue Code or arrangements described in Section 401(m) of the Internal Revenue Code that are maintained by the Employer or an affiliated employer shall be determined as if all such contributions were made under a single plan.
          (ii) In the event that this Plan satisfies the requirements of
Section 410(b) (other than the average benefits test) of the Internal Revenue Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Internal Revenue Code only if aggregated with this Plan, then this Section 6.8 shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan.
          (iii) For purposes of determining the Contribution Percentage of an Eligible Participant who is a Highly Compensated Employee, the Employer Matching Contributions and compensation of such Participant shall include the compensation of Family Members, and such Family Members shall be disregarded in determining the Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees.
     (d)  Distribution of Excess Aggregate Contributions
          (i) In General. Excess Aggregate Contributions and income allocable thereto shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts Employer Matching Contributions were allocated for the preceding Plan Year after making any adjustments under
Section 6.5 and Section 6.7.
          (ii) Excess Aggregate Contributions. "Excess Aggregate Contributions" shall mean the amount described in Section 401(m)(6)(B) of the Internal Revenue Code and Proposed Treasury Regulations 1.401(m)-1(e)(2). It shall mean for a Highly Compensated Employee the total of Employee After-Tax Contributions and Employer Matching Contributions and other contributions taken into account for the Average Contribution Percentage Test on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations of paragraph (a) of this
Section 6.8. The Employer if it so chooses may prevent Excess Aggregate Contributions from being made by limiting the amount of Employer Matching Contributions made on behalf of Highly Compensated Employees during the Plan Year.
          (iii) Determination of Income. The income allocable to Excess Aggregate Contributions for the Plan Year shall be determined by multiplying the income allocable to the Participant's Employer Matching Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the Plan Year and the denominator of which is the sum of the Participant's Account balances attributable to Employer Matching Contributions as of the beginning of the Plan Year plus Employer Matching Contributions for the Plan Year.
          (iv) Maximum Distribution Amount. The Excess Aggregate Contributions to be distributed to a Participant shall be adjusted for the income for the Plan Year for which the Excess Aggregate Contribution was made and, if there is a loss allocable to the Excess Aggregate Contribution, shall in no event be less than the lesser of the Participant's Account under the Plan or the Participant's Employer Matching Contributions for the Plan Year.
          In the event that the Average Contribution Percentage for the Highly Compensated Participant group exceeds the Average Contribution Percentage for the Non-Highly Compensated Participant group pursuant to paragraph (a) of this
Section 6.8, the Plan Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the highest Average Contribution Percentage, his portion of Excess Aggregate Contributions (and income allocable to such contributions) until either one of the tests set forth in paragraph (a) of this Section 6.8 is satisfied, or until his Average Contribution Percentage equals the Average Contribution Percentage of the Highly Compensated Participant having the second highest Average Contribution Percentage. The distribution of Excess Aggregate Contributions shall be made first from Employer Matching Contributions distributed pursuant to Section 6.7 and secondly from remaining Employer Matching Contributions. This process shall continue until one of the tests set forth in paragraph (a) of this
Section 6.8 is satisfied.
          The determination and correction of Excess Aggregate Contributions of a Highly Compensated Participant whose Average Contributions Percentage is determined under the family aggregation rules shall be accomplished by having the Average Contribution Percentage reduced and the Excess Aggregate Contributions for the family unit allocated among the Family Members in proportion to the contributions of each Family Member that have been combined to determine the group Average Contribution Percentage.

                                  ARTICLE VII

                           DETERMINATION OF BENEFITS
                           -------------------------

     Section 7.1 Normal Retirement Benefit. Each Participant's Accounts shall vest fully on his Normal Retirement Age. The Participant's benefit shall equal his Accounts on the Adjustment Date next following his Normal Retirement Age, or should a Participant retire on an Adjustment Date, his Accounts as of such date.
     Section 7.2 Delayed Retirement Benefit. A Participant may elect to remain in the employ of the Employer beyond his Normal Retirement Age. The Participant shall be eligible to retire on his delayed retirement date, which shall be the date on which he actually retires. A Participant retiring on his delayed retirement date shall be entitled to receive a benefit equal to his Accounts on the Adjustment Date next following his delayed retirement date, or should a Participant retire on an Adjustment Date, his Accounts as of such date.
     Section 7.3 Total and Permanent Disability Benefit. Each Participant's Accounts shall vest fully on his Disability Retirement Date.
The Participant's benefit shall equal his Accounts on the Adjustment Date next following his Disability Retirement Date, or should a Participant retire on an Adjustment Date, his Accounts as of such date.
     Section 7.4 Death Benefit. Upon the death of a Participant while in the employ of the Employer or while on Authorized Leave of Absence, his Accounts shall fully vest and his Beneficiary shall be entitled to a benefit equal to his Accounts on the Adjustment Date next following the date of his death, or should a Participant die on an Adjustment Date, his Accounts as of such date.
     Section 7.5 Employment Termination Benefit. If a Participant's employment with the Employer is terminated, voluntarily or involuntarily, other than by normal retirement, delayed retirement, disability retirement or death, or if a Participant incurs a One-Year Break in Service, he shall be entitled to an employment termination benefit which shall be an amount equal to (A) the entire balance to the credit of the Participant in his Employee Contribution Account as it existed on the Adjustment Date next following his termination of employment, plus (B) the entire balance to the credit of the Participant in his Employee Contribution Account attributable to Employer Matching Contributions as it existed on the Adjustment Date next following his termination of employment (or as of the date of termination of employment if such date coincides with an Adjustment Date and as of the processing date in the event a daily valuation system is implemented), plus (C) a percentage of his Employer Contribution Account attributable to Employer Non-Matching Contributions as it existed on the Anniversary Date (or Adjustment Date if the Retirement Committee elects to value such Account as of each Adjustment Date) immediately preceding his termination of employment (or a percentage of such Account as of the date of termination of employment if such date coincides with an Anniversary Date), based on his Years of Vesting Service according to the vesting schedule below:

                              Vesting Schedule
                              ----------------

     Years of Vesting Service           Nonforfeitable Percentage
     ------------------------           -------------------------
                1                                  0
                2                                  0
                3                                  0
                4                                  0
                5                                100

     Section 7.6 Definition of Year of Vesting Service. Each Participant shall receive one Year of Vesting Service for each Plan Year of employment for which he is credited with 1,000 or more Hours of Service. In the event a Participant's first Year of Participation Service overlaps two Plan Years and the Participant is not credited with 1,000 Hours of Service in both of the Plan Years, the Year of Participation Service shall also be considered a Year of Vesting Service ending on December 31st of the second Plan Year.
     Section 7.7    Determination of Years of Vesting Service - Breaks in
Service.
     (a) For the purpose of calculating an Employee's Years of Vesting Service, all service with the Employer and any corporation which is, with the Employer, a member of a controlled group of corporations (as defined in Section 414(b) of the Internal Revenue Code); any trade or business (whether or not incorporated) which is, with the Employer, under common control (as defined in Section 414(c) of the Internal Revenue Code); any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Internal Revenue Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Internal Revenue Code shall be treated as service with the Employer.
     (b) If any former Participant is reemployed after a One-Year Break in Service has occurred, Years of Vesting Service shall include Years of Vesting Service prior to his One-Year Break in Service subject to the following rules:
          (i) If a former Participant has a One-Year Break in Service, his pre-break and post-break service shall be used for computing Years of Vesting Service only after he has been employed for one (1) Year of Service following the date of his re-employment with the Employer and after completion of such one Year of Service he shall participate in the Plan retroactively from his date of reemployment;
          (ii) Each non-vested former Participant shall lose credits otherwise allowable under (i) above if his consecutive One-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of his pre-break Years of Service;
          (iii) After five (5) consecutive One-Year Breaks in Service, a former Participant's prior vested Account balance attributable to pre-break service shall not be increased as a result of post-break service.
Separate accounts will be maintained for the Participant's pre-break and post-break Employer derived account balances. Both accounts will share in earnings and losses of the Trust Fund.
     Section 7.8 Forfeitures. The portion of a Participant's Accounts which are not vested shall be forfeited upon the earlier of the following:
     (a) the distribution of the entire vested portion of a terminated Participant's accounts, or
     (b)  the last day of the Plan Year in which the Participant incurs five
(5) consecutive One Year Breaks in Service.
  In the case of a terminated Participant whose vested benefit is zero, such terminated participant shall be deemed to have received a distribution of his vested benefit upon his termination of employment. If the Participant receives a distribution (or was deemed to have received as a distribution) pursuant to this Section which is less than the value of his Employer Contribution Account and resumes employment covered under the Plan, the Participant's Employer Contribution Account will be restored to the amount on the date of distribution if the Participant repays (or restoration occurs upon reemployment in the case of a deemed distribution) in cash to the Plan the full amount of the distribution on or before the earlier of five (5) years after the date on which the Participant is subsequently reemployed by the Employer or the close of the first period in which the Participant incurs five
(5) consecutive Breaks in Service following the date of distribution. The amount repaid shall be allocated to the Participant's Accounts among the Investment Funds in the same proportions in which he received the distribution. The amount allocated to Funds A and M shall be applied as promptly as possible by the Trustee to the purchase of the maximum number of shares of Company Stock which can be purchased with such amount. The source for the reinstatement shall first be any Forfeitures occurring during the Plan Year. If such source is insufficient, then the Employer shall contribute an amount which is sufficient to restore any forfeited Accounts. Upon the reemployment of a Participant with no vested benefit upon termination, the Participant shall be deemed to have repaid his distribution and will be fully restored if he is reemployed before incurring five (5) consecutive Breaks in Service.

                                  ARTICLE VIII

                            DISTRIBUTION OF BENEFITS
                            ------------------------

     Section 8.1 Time of Payment of Benefits. The distribution of benefits to a Participant or Beneficiary shall begin as soon as reasonably practicable after the later of the close of the Plan Year in which the Participant attains age sixty-five (65) or the Plan Year in which his employment with an Employer is terminated. The Retirement Committee may cause such benefits to be paid on such earlier date or dates following such termination as it may deem advisable.
     Notwithstanding any provision above to the contrary, distribution of the entire interest of each Participant shall commence no later than April 1 of the calendar year following the calendar year during which the Participant attains age seventy and one-half (70-1/2). Such distributions shall be made in accordance with regulations prescribed by the Secretary of the Treasury over the life of such Participant or over the lives of such Participant and his designated Beneficiary, or in accordance with such regulations over a period not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and his designated Beneficiary. If the Participant's designated Beneficiary is other than his spouse, the actuarial value of the benefits payable to the Participant shall be more than fifty percent (50%) of the actual value of the benefits payable to the Participant and his designated Beneficiary. The determination of distributions that must be made hereunder and the minimum payment to be made to the Participant in the year in which benefits must commence and in all years thereafter, shall be made in accordance with requirements of Section 401(a)(9) of the Internal Revenue Code and the regulations thereunder, including the minimum distribution incidental benefit requirements of the regulations (including Treasury Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference.
     If a Participant dies before the distribution of his interest has begun in accordance with the immediately preceding paragraph of this Section 8.1, the Participant's interest must be distributed within five (5) years of the Participant's death; provided, however, if any portion of the Participant's interest is payable to (or for the benefit of) a designated Beneficiary, such portion may be distributed over the life of such Beneficiary or a period not exceeding the life expectancy of the Beneficiary. Distributions must begin not later than one (1) year after the Participant's death or such later date as prescribed by Treasury regulations unless the Beneficiary is the surviving spouse, in which case distributions are not required to begin earlier than on the date the Participant would have attained age seventy and one-half (70-1/2). If, however, distributions have commenced to the Participant before the Participant's death, distributions to his Beneficiary must be made at least as rapidly as under the method of distribution in effect prior to the Participant's death.
     Section 8.2 Method of Payment. In the event of a Participant's termination of employment for any reason including but not limited to the Participant's retirement, disability or death, the benefits provided hereunder shall be payable in a single distribution consisting of cash in respect of his interest in Fund B - Employee Equity Fund, Fund C - Employee Guaranteed Income
Contract Fund, and Fund D   Employee Money Market Fund and consisting of whole
shares of Company Stock, cash, or a combination of both (with a cash adjustment for any fractional share) in respect of his interest in Fund A - Employee Company Stock Fund and Fund M - Employer Company Stock Fund provided, however, that the Retirement Committee shall notify the Participant of his right to demand distribution of his interest in Fund A and Fund M entirely in cash. If the distribution of the Participant's interest in Fund A and Fund M is to be made in cash, the amount of the cash distribution shall be based upon the fair market value of the Company Stock at the time the distribution becomes payable or as close in time thereto as it administratively practicable.
     Notwithstanding the preceding provisions of this Section 8.2, the Participant (or his Beneficiary in the event of the death of the Participant) shall have the option to elect to receive an amount equal to his Accrued Benefit as of December 31, 1986, if any, in monthly installments not to exceed 180, as the Participant (or his Beneficiary in the event of the death of the Participant) shall determine in the form of cash in respect of his interest in Fund B - Employee Equity Fund, Fund C - Employee Guaranteed Income Contract Fund, and Fund D - Employee Money Market Fund, whole shares of Company Stock (with a cash adjustment for any fractional share) in respect of his interest in Fund A - Employee Company Stock Fund and Fund M - Employer Company Stock Fund; provided, however, that the Retirement Committee shall notify the Participant of his right to demand a distribution of his interest in Fund A and Fund M entirely in cash.
     The amount of cash and/or the number of shares of Company Stock in each installment shall be equal to the proportionate value on each Adjustment Date immediately preceding payment of the balance then to the credit of the Participant in his Account with respect to each Fund in which he had an interest eligible for installment payments determined by dividing the amount credited to his Account as of such Adjustment Date by the number of payments remaining to be made.
     If a Participant who is receiving installment payments shall establish to the satisfaction of the Retirement Committee in accordance with principles and procedures established by the Retirement Committee which are applicable to all persons similarly situated that a financial emergency exists in his affairs, such as illness or accident to the Participant or a member of his immediate family or other similar contingency, the Retirement Committee may, in its discretion, for the purpose of alleviating such emergency, accelerate the time of payment of some or all of the remaining installments.
     If a Participant dies before receiving all of the amount to the credit of his Account in accordance with this Section 8.2, the amount remaining to the credit of his Account at his death shall be distributed to his Beneficiary as soon as practicable in accordance with Section 8.3.
     If the value of the Participant's balance in his Account derived from Employer contributions exceeds $3,500 or has ever exceeded such amount at the time of any distribution, the Participant must consent to any distribution from such account balance. With regard to this required consent:
     (a) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 8.1.
     (b) Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit.
     (c) Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit.
     (d) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.
     (e) If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:
          (i) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and
          (ii) the Participant, after receiving the notice, affirmatively elects a distribution.
     Section 8.3 Designation of Beneficiary. Each Participant shall designate a Beneficiary or Beneficiaries to whom his Plan benefits are to be paid if the Participant dies before receipt of all such benefits. Each Beneficiary designation shall be in a form prescribed by the Retirement Committee and will be effective only when filed with the Retirement Committee. A Participant may designate a different Beneficiary at any time by delivering a new written designation to the Retirement Committee. The last effective designation received by the Retirement Committee shall supersede all prior designations. A designation of a Beneficiary shall be effective only if the Beneficiary survives the Participant. If a Participant fails to designate a Beneficiary, or if no designated Beneficiary survives the Participant, the Participant shall be deemed to have designated the following Beneficiaries (if then living) in the following order of priority: (1) spouse, (2) children, including adopted children, in equal shares, (3) parents, in equal shares, and
(4) Participant's estate.
     Notwithstanding the provisions of the first paragraph of this Section 8.3, a Participant with a surviving spouse shall have his Plan benefit payable to his surviving spouse unless the spouse consents in writing to the designation of another Beneficiary and the spouse's consent acknowledges the effect of the election and is witnessed by a Plan representative or a notary public in a manner as required by Section 205(c)(2)(A) of ERISA unless such consent was unnecessary because such spouse could not be located (or because of such other circumstances as may be prescribed by Treasury regulations).
     Section 8.4 Distributions to which Qualified Joint and Survivor and Pre-Retirement Survivor Annuities Apply. Notwithstanding anything herein to the contrary, in the event, with respect to any Participant, the Plan is a direct or indirect transferee, after December 31, 1984, of any defined benefit plan or defined contribution plan which is subject to the funding standards of
Section 412 of the Code, then, the provisions of Paragraph (a) below with respect to Qualified Joint and survivor Annuities and Paragraph (b) below with respect to Pre-Retirement Survivor Annuities shall apply only with respect to the separate accounts of such Participant to which funds have been transferred from such defined benefit plan or defined contribution plan subject to the funding standards of Section 412.
     (a)  Qualified Joint and Survivor Annuity.
          (1) In the event the provisions of Section 8.4 apply to a Participant, each such Participant who is credited with at least one (1) Hour of Service on or after August 23, 1984 and who is entitled to receive payment of his vested Accrued Benefit for any reason other than death, shall receive payment of his Accrued Benefit as follows:
               (A) In the case of a Participant who has been married throughout the twelve-month period ending with the earlier of: (1) the annuity starting date, or (2) the date of his death, benefits shall be payable in the form of a Qualified Joint and Survivor Annuity unless a Participant and his spouse duly elect to waive the Qualified Joint and Survivor Annuity pursuant to Subsection (C) hereinbelow. In such event, benefits shall be payable in an optional form as selected from the options in Section 8.2.
               (B) In the case of a Participant to whom Subparagraph (A) does not apply, benefits shall be payable in the form of a life annuity unless a Participant duly elects to waive the life annuity. In such event, benefits shall be payable under Section 8.2.
          (2) The Administrator shall provide the Participant within a reasonable period of time before the Annuity Starting Date (and consistent with Treasury regulations), a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity, (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefits, (iii) the right of the Participant's spouse concerning the Qualified Joint and Survivor Annuity and the right to consent to any election to waive the Qualified Joint and Survivor Annuity, and (iv) the right of the Participant to revoke such an election, and the effect of a revocation.
          (3) An election to waive the Qualified Joint and survivor Annuity shall be made by the Participant, in writing during the ninety (90) day period ending on the Annuity Starting Date and must be consented to by the Participant's spouse. Such spouse's consent must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse or the spouse cannot be located, or other circumstances that may be prescribed by Treasury Regulations. Any such election and consent may be revoked by the Participant, in writing, without the consent of the spouse at any time before commencement of benefits. Any new election must comply with the requirements of this Section. A former spouse's waiver shall not be binding on a new spouse.
     (b)  Pre-Retirement Survivor Annuity.
          (1) In the event the provisions of Section 8.4 apply to a Participant, upon the death of such a Participant who is credited with at least one (1) Hour of Service on or after August 23, 1984, payment of his vested Accrued Benefit shall be made as follows:
               (A) If a Participant who has been married throughout the twelve-month period ending on the date of his death dies prior to the commencement of payment of any benefits, benefits shall be payable in the form of a Pre-Retirement Survivor Annuity unless the Participant and his spouse duly elect to waive the Pre-Retirement Survivor Annuity pursuant to paragraph
(4) hereinbelow. Payment of such benefits must commence by the date the Participant would have attained the "Earliest Retirement Date" under the Plan, unless the surviving spouse elects a later date. For purposes of this Section, the Earliest Retirement Date under the Plan shall mean the first date on which a Participant may retire under the terms of the Plan.
               (B) If a Participant to whom subsection (i) does not apply dies prior to the commencement of payment of any benefits, or in the case of a Participant who makes an election as set forth in paragraph (4), benefits shall be payable under Section 8.2.
               (C) Upon the death of a former Participant who was receiving payments from the Trustee at the time of his death, payments may continue in accordance with the option selected, or may be made to the Beneficiary under any other option which provides for payments which are at least as rapid as under the method of distribution as of the date of the Participant's death.
          (2) The Administrator shall provide each Participant, within the period beginning on the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year in which the Participant attains age thirty-five (35), a written explanation of a Pre-Retirement Survivor Annuity in which terms and in such manner as would be comparable to the explanation provided pursuant to Paragraph (a) above.
          (3) If a Participant enters the Plan after the first day of the Plan Year in which he attains age thirty-two (32), the Administrator shall provide notice no later than the close of the second Plan Year following the Participant's entry into the Plan.
          (4) An election to waive the Pre-Retirement Survivor Annuity must be made by the Participant, in writing, and consented to by the spouse in the same manner as provided for in Paragraph (a) above, and must also include any designated Beneficiaries, if other than the surviving spouse of the Participant. Such election must be made during the period which begins on the first day of the Plan Year in which the Participant attains age thirty-five
(35) and ends on the date of the Participant's death. In the event a Vested Participant terminates employment prior to the beginning of the Plan Year in which he attains age thirty-five (35), the election period shall begin on the date of his separation from service.
     (c) For purposes of this Section 8.4 the following definitions shall apply:
          (1) "Annuity Starting Date" shall mean the first day of the first period for which an amount is received as an annuity.
          (2) "Pre-Retirement Survivor Annuity" shall mean an annuity payable to a surviving spouse of a Participant which shall be equal to the amount which would be payable as a survivor annuity under the qualified Joint and Survivor Annuity Provisions of the Plan if:
               (a) in the case of a Participant who dies after the earliest retirement date, such Participant had retired with an immediate Qualified Joint and Survivor Annuity on the day before the Participant's death; or
               (b) in the case of a Participant who dies on or before the earliest retirement date, such Participant had: (a) terminated employment on the date of his death, (b) survived to the earliest retirement date, (c) retired with an immediate Qualified Joint and Survivor Annuity at the earliest retirement date, and (d) died on the day after the day on which said Participant would have attained the earliest retirement date.
               (c) Earliest retirement date shall mean the earliest date on which a Participant may elect to receive retirement benefits under the terms of this Plan.
          (3) "Qualified Joint and Survivor Annuity" shall mean an annuity for the life of the Participant with a survivor annuity for the life of his spouse which is the actuarial equivalent of one-half (1/2) of the Participant's vested Accrued Benefit.
     Section 8.5    Direct Rollovers.
     (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
     (b)  Definitions.
     (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Internal Revenue Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
     (ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Internal Revenue Code, an individual retirement annuity described in Section 408(b) of the Internal Revenue Code, an annuity plan described in Section 403(a) of the Internal Revenue Code, or a qualified trust described in Section 401(a) of the Internal Revenue Code that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.
     (iii) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Internal Revenue Code, are distributees with regard to the interest of the spouse or former spouse.
     (iv) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
     Section 8.6 Claim and Review Procedure. Upon termination of employment or the death of the Participant, the Participant or his Beneficiary or representative shall make application to the Retirement Committee requesting distribution of benefits due and, to the extent permitted, the manner of payment. The Retirement Committee shall accept, reject or modify such request and shall notify the applicant in writing setting forth the response of the Retirement Committee, and in the case of the denial or modification, the Retirement Committee shall:
     (a)  state the specific reason or reasons for the denial,
     (b) provide specific reference to pertinent Plan provisions on which the denial is based,
     (c) provide a description of any additional material or information necessary for the applicant or his representative to perfect the claim and an explanation of why such material or information is necessary, and
     (d) explain the Plan's claim review procedure as contained herein. In the event the request is rejected or modified, the applicant or his representative, if they wish to appeal the decision, shall, within sixty (60) days following receipt by the applicant or his representative of such rejection or modification, submit a written request for review by the Retirement Committee of its initial decision. The applicant or his representative may review all pertinent documents and may submit issues and comments in writing. Within sixty (60) days following such request for review, the Retirement Committee shall render its final decision in writing to the applicant or his representative stating specific reasons for such decision and containing a specific reference to the pertinent Plan provisions upon which the decision is based.
     Section 8.7 No Assignment of Benefits. The right of any Participant or Beneficiary to any benefit or payment under the Plan or Trust or to any Account maintained as provided by the Plan shall not be subjected to voluntary or involuntary transfer, alienation or assignment, and to the fullest extent permitted by law, shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code, or any domestic relations order entered before January 1, 1985. The Plan Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under qualified orders. To the extent provided under such qualified domestic relations orders, a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.
     If the Participant's Account under the Plan shall become subject to any "domestic relations order" which (1) is a "qualified domestic relations order" satisfying the requirements of Section 414(p) of the Internal Revenue Code and
(2) requires the immediate distribution in a single lump sum of the entire portion of the Participant's Account required to be segregated for the benefit of an Alternate Payee, then the entire interest of such Alternate Payee shall be distributed in a single lump sum within ninety (90) days following the Employer's notification to the Participant and the Alternate Payee that the domestic relations order is qualified under Section 414(p) of the Internal Revenue Code, or as soon as practicable thereafter. Such distribution to an Alternate Payee shall be made even if the Participant has not separated from the service of the Employer. Any other distribution pursuant to a qualified domestic relations order shall not be made earlier than the Participant's termination of service, or his attainment of age fifty (50), if earlier, and only in a manner permitted under the Plan.
     For purposes of this Section 8.7, "Alternate Payee" shall mean any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all or a portion of the benefits payable under the Plan with respect to such Participant.
     Section 8.8 Medium of Payment. Distribution of benefits in respect of a Participant's interest in Fund B - Employee Equity Fund, Fund C - Employee Guaranteed Income Contract Fund, and Fund D - Employee Money Market Fund shall be made in cash. Distribution of benefits in respect of a Participant's interest in Fund A - Employee Company Stock Fund and Fund M - Employer Company Stock Fund will be made entirely in whole shares of Company Stock (except that the value of any fractional shares will be paid in cash); provided, however, that the Retirement Committee shall notify the Participant of his right to demand distribution of his interest in Fund A and Fund M entirely in cash.
The Trustee will make distributions from the Trust only on instructions from the Retirement Committee and neither the Company nor the Trustee shall be required to register Company Stock in order to distribute the Company Stock. Company Stock to be distributed shall be subject to such restrictions (executed by legends on certificates, stop transfer orders and other commercially reasonable means) and each Participant or Beneficiary shall be required to execute such investment letter or other documents as may, in the opinion of counsel to the Company, be required to distribute the Company Stock without registration under any applicable federal or state securities laws.
     Section 8.9    Rights and Options on Distributed Shares of Company Stock.
     (a) Shares of Company Stock distributed by the Trustee may, as determined by the Company or the Retirement Committee, be subject to a "right of first refusal." Such a "right" shall provide that prior to any subsequent transfer, the shares must first be offered by written offer at fair market value to the Trust, and then, if refused by the Trust, to the Company. A bona fide written offer received from a prospective buyer shall be deemed to be the fair market value of such shares for this purpose. The Trust or Company, as the case may be, may accept the offer at any time during a period not exceeding thirty (30) days after receipt of such offer.
     (b) In the discretion of the Company, exercised in a uniform, nondiscriminatory manner, a Participant may be granted at the time that shares of Company Stock are distributed to him, an option to "put" the shares, or any part of them, to the Trust and/or the Company. A "put" option shall provide that, for a period of up to twelve (12) months after such shares are distributed to a Participant or Beneficiary, he shall have the right to have the Trust and/or Company (as the "put" may specify) purchase such shares at their fair market value as of the time the "put" option is exercised. The terms of payment for the purchase of such shares of stock shall be set forth in the "put" and may be either in a lump sum or in installments (with interest on the unpaid principal balance), as determined by the Company.
     Section 8.10 Unclaimed Account Procedure. Neither the Trustee nor the Retirement Committee shall be obliged to search for, or ascertain the whereabouts of, any Participant or Beneficiary. The Retirement Committee, by certified or registered mail addressed to his last known address of record with the Retirement Committee or the Employer, shall notify any Participant or Beneficiary that he is entitled to a distribution under this Plan, and the notice shall quote the provisions of this Section. If the Participant fails to claim his benefits or make his whereabouts known in writing to the Retirement Committee within a reasonable period of time and the Retirement Committee does not know the whereabouts of the Participant or his Beneficiary, the Retirement Committee shall then notify the Social Security Administration of the Participant's (or Beneficiary's) failure to claim the distribution to which he is entitled. The Retirement Committee shall request the Social Security Administration to notify the Participant (or Beneficiary) pursuant to the procedures it has established for this purpose. If the Participant or Beneficiary fails to claim his benefits or make his whereabouts known in writing to the Retirement Committee after such a diligent effort to ascertain his whereabouts, the amount so distributable shall be treated as a forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.
     Section 8.11 Execution of Receipts and Releases. Any payment to any Participant, or to his legal representative or Beneficiary, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan and Trust. The Retirement Committee may require such Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as it shall determine.
     Section 8.12 Financial Hardship Distribution from Employee Contribution Account.
     (a) In the event the Plan Administrator determines that a Participant has a financial hardship, the Plan Administrator shall direct the Trustee to distribute to the Participant, in one lump-sum, all or part of the Participant's Employee Contribution Account that is attributable to the Participant's Elective Employer Contributions and the income allocable to such contributions that has been credited to the Participant's Employee Contribution Account as of December 31, 1988.
     (b) The Plan Administrator shall not allow a financial hardship distribution to be made to a Participant unless the requirements of Section 8.12(b)(1), (2) and (3) are satisfied.
     (1) The Participant applies in writing for the distribution and submits written documentation to the Plan Administrator indicating that his or her requested distribution is necessary to satisfy a financial need arising from:
     (i) Internal Revenue Code Section 213(d) medical expenses previously incurred by the Participant, or the Participant's spouse, or Internal Revenue Code Section 152 dependents or necessary for these persons to obtain medical care described in Internal Revenue Code Section 213(d).
     (ii) the purchase (excluding mortgage payments), but not the repair, remodel, refinance, or lease of the Participant's principal residence.
     (iii) the payment of tuition and related educational fees (but not payments for books or room and board) for the next twelve months of post-secondary education for the Participant, the Participant's spouse, or the Participant's children, or Internal Revenue Code Section 152 dependents.
     (iv) the Participant's need to prevent the eviction from his principal residence or the foreclosure on the mortgage of the Participant's principal residence; or
     (v) such other events that the Commissioner of the Internal Revenue Service specifies, through the publication of revenue rulings, notices and other documents of general availability, as giving rise to an immediate and heavy financial need.
     (2)  The Participant's hardship distribution:
     (i) must be in an amount not exceeding the amount of the need arising under Section 8.11(b)(1) above, including amounts necessary to pay any federal, state or local income tax or penalties reasonably anticipated to result from the distribution and not reasonably available from other resources of the Participant. For this purpose, the Participant's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Participant;
     (ii) cannot be made until the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans that are currently available under all qualified and nonqualified plans of the Employer;
     (iii) shall result in the Participant being suspended from making Elective Employer Contributions or after-tax contributions to the Plan and all other plans maintained by the Employer for the twelve-month period beginning on the date the Participant receives a distribution pursuant to this Section 8.12; and
     (iv) shall result in the reduction of Participant's maximum Elective Employer Contributions to the Plan (and all other plans maintained by Employer) for the Participant's tax year following the tax year in which the Participant receives a distribution under this Section 8.11, to an amount equal to the Internal Revenue Code Section limit for such following tax year less the amount of the Participant's Elective Employer Contributions for the tax year in which the Participant receives a distribution from the Plan pursuant to this Section 8.12.
     (3) The Participant's hardship distribution is made in an amount not exceeding the amount of the need arising under paragraph (b)(1)(i)-(v) above, and the distribution satisfies such other conditions as the Commissioner of the Internal Revenue Service specifies, through the publication of revenue rulings, notices, and other documents of general availability, as necessary to cause a hardship distribution to be deemed to satisfy the Participant's immediate and heavy financial need.
     (c) A distribution may be treated as necessary to satisfy a financial need if the Plan Administrator relies upon the Participant's written representation (unless the Plan Administrator has actual knowledge to the contrary) that the need cannot be relieved:
          (i) Through reimbursement or compensation by insurance or otherwise;
          (ii) By liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;
          (iii) By cessation of salary reduction contributions; or
          (iv) By other distributions or non-taxable loans from the Plan or any other qualified retirement plan, or by borrowing from commercial sources on reasonable commercial terms.
     Section 8.13 Payment in the event of Legal Disability. Payments to any Participant or Beneficiary shall be made to the recipient entitled thereto in person or upon his personal receipt, in form satisfactory to the Retirement Committee, except when the recipient entitled thereto shall be under a legal disability, or, in the sole judgment of the Retirement Committee, shall otherwise be unable to apply such payment in furtherance of his own interest and advantage. The Retirement Committee may, in such event, in its sole discretion, direct all or any portion of such payments to be made in any one or more of the following ways:
     (a)  To such person directly;
     (b)  To the guardian of his person or conservator of his estate;
     (c) To a relative or friend of such person, to be expended for his benefit; or
     (d)  To a custodian for such person under any Uniform Gifts to Minors
Act.
The decision of the Retirement Committee, in each case, will be final, binding, and conclusive upon all persons ever interested hereunder. The Retirement Committee shall not be obliged to see to the proper application or expenditure of any payment so made. Any payment made pursuant to the power herein conferred upon the Retirement Committee shall operate as a complete discharge of all obligations of the Trustee and the Retirement Committee, to the extent of the distributions so made.
     Section 8.14 Disclosure to Participants. The following information will be provided to Participants:
          (a) Quarterly Reports - As of each Adjustment Date, the Retirement Committee shall furnish a quarterly report to each Participant setting forth the balances, if any, credited to his Employee and Employer Contribution Accounts including a statement of his interests in Funds A, B, C, D, and M.
          (b) Summary Plan Description - Each Participant shall be furnished with a Summary Plan Description of the Plan, as required by ERISA, which shall be updated from time to time as required by ERISA and Department of Labor regulations thereunder.
          (c) Summary Annual Report - Within nine (9) months after the end of each Plan Year, or such later date permitted by regulations of the Department of Labor, each Participant shall be furnished with the summary annual report of the Plan as required by ERISA in the form prescribed by regulations of the Department of Labor.
          (d) Additional Disclosure - The Committee shall make available for examination by any Participant copies of the Plan, the Trust Agreement and the last annual report of the Plan filed (on Form 5500) with the Internal Revenue Service. Upon written request of any Participant, the Retirement Committee shall furnish copies of such documents, and may make a reasonable charge to cover the cost of furnishing such copies as provided in the regulations of the Department of Labor.

                                    ARTICLE IX

                                     TRUST
                                     -----

     Section 9.1 Contributions Paid to Trust. All contributions under this Plan shall be paid to the Trustee and deposited in the Trust. As soon as practicable after the receipt of funds applicable to the purchase of Company Stock, the Trustee shall purchase Company Stock, or cause Company Stock to be purchased. Such Company Stock may be purchased on the open market or by private purchase (including private purchases directly from the Company); provided that no private purchase may be made at any price greater than the last sale price or highest current independent bid price, whichever is higher, for Company Stock on the stock exchange, plus an amount equal to the commission payable in a stock exchange transaction, and further provided that if such private purchase shall be a purchase of Company Stock directly from the Company, no commission shall be paid with respect thereto. The Trustee may hold in cash, and may temporarily invest in short-term United States obligations, commercial paper, or certificates of deposit, funds applicable to the purchase of Company Stock pending investment of such funds in such Company Stock.
     As soon as practicable after the receipt of funds applicable to the purchase of securities for the Fund B - Employee Equity Fund, the Trustee shall purchase such securities, or cause such securities to be purchased, on the open market or by private purchase.
     As soon as practicable after the receipt of funds applicable to investment in the Fund C - Employee Guaranteed Income Contract Fund, the Trustee shall invest such funds with an insurance company.
     As soon as practicable after the receipt of funds applicable to investment in the Fund D - Employee Money Market Fund, the Trustee shall invest in such securities.
     All assets of the Trust, including investment income, shall be retained for the exclusive benefit of Participants, former Participants, and Beneficiaries and shall be used to pay benefits to such persons, or to pay administrative expenses of the Plan to the extent not paid by an Employer, and no part of the Trust shall revert to or inure to the benefit of an Employer.
     Section 9.2 Return of Contribution. Notwithstanding anything herein to the contrary, upon an Employer's request, a contribution which was made by a mistake of fact shall be returned to the Employer within one year after the payment of the contribution.
     Section 9.3 Benefits Payable by the Trust. No Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided in this Plan. All benefits payable under the Plan shall be paid or provided solely from the Trust and no Employer assumes a liability or responsibility therefor.
     Section 9.4 Funding Policy. The Retirement Committee shall establish and communicate to the Trustee, the Company, and Investment Manager, if any, a funding policy and method which shall be consistent with the objectives of the Plan and the requirements of ERISA.
     Section 9.5 Reports by Trustee. Within sixty (60) days after the end of each Plan Year or the removal or resignation of the Trustee, and as of any other date specified by the Retirement Committee, the Trustee shall file a report with the Retirement Committee. This report shall show all purchases, sales, receipts, disbursements, and other transactions effected by the Trustee during the year or period for which the report is filed, and shall contain an exact description, the cost as shown on the Trustee's books, and the market value as of the end of such period of every item held in the Trust and the amount and nature of every obligation owed by the Trust.
     Section 9.6    Investment Direction.
     (a) The Company may direct, by written notice to the Trustee, the segregation of any portion or portions of the Trust Fund constituting Fund B - Employee Equity Fund, Fund C - Employee Guaranteed Income Contract Fund, and Fund D - Employee Money Market Fund in an investment account or investments accounts and in such event may direct investment or appoint an Investment Manager to direct the investment and reinvestment of any such investment account. Any such Investment Manager shall either (i) be registered as an investment adviser under the Investment Advisers Act of 1940; (ii) be a bank, as defined in that Act; or (iii) be an insurance company qualified to perform investment management services under the laws of more than one state. If investment of the Trust Fund is to be directed in whole or in part by an Investment Manager, the Company shall deliver to the Trustee a copy of the instruments appointing the Investment Manager and evidencing the Investment Manager's acceptance of such appointment, an acknowledgement in writing by the Investment Manager that it is a fiduciary of the Plan, and, if applicable, a certificate evidencing the Investment Manager's current registration under said Act. The Trustee shall be fully protected in relying upon such instruments and certificate until otherwise notified in writing by the Company.
     (b) The Trustee shall follow the directions of the Company, its agent, or Investment Manager regarding the investment and reinvestment of the Trust Fund, or such portion thereof as shall be under management by the Company or an Investment Manager. The Trustee shall be under no duty or obligation to review any investment to be acquired, held or disposed of pursuant to such directions nor to make any recommendations with respect to the disposition or continued retention of any such investment. The Trustee shall have no liability or responsibility for acting or not acting pursuant to the direction of, or failing to act in the absence of any direction from, the Company or Investment Manager, unless the Trustee knows that by such action or failure to act it would be itself committing a breach of fiduciary duty or participating in a breach of fiduciary duty by the Company or Investment Manager. The Company hereby agrees to indemnify the Trustee and hold it harmless from and against any claim or liability which may be asserted against the Trustee by reason of its acting or not acting pursuant to any direction or refraining from acting pursuant to any direction from the Company or an Investment Manager or failing to act in the absence of any such direction.
     (c) An Investment Manager, at any time and from time to time, may issue orders for the purchase or sale of securities directly to a broker, and in order to facilitate such transaction, the Trustee upon request shall execute and deliver appropriate trading authorizations. Written notification of the issuance of each such order shall be given promptly to the Trustee by the Investment Manager, and the execution of each such order shall be confirmed by written advice to the Trustee by the broker. Such notification shall be authority for the Trustee to pay for securities purchased against receipt thereof and to deliver securities sold against payment thereof, as the case may be.
     (d) In the event that an Investment Manager should resign or be removed by the Company, the Trustee, after written notification of such resignation or removal, shall manage the investment of the portions of the Trust Fund previously managed by the Investment Manager unless and until it is notified that the Company will direct investment or it is notified of the appointment of another Investment Manager with respect thereto.
     (e) The accounts, books and records of the Trustee shall reflect the segregation of any portion or portions of the Trust Fund with respect to which investments are directed by an Investment Manager or the Company in a separate account or accounts.
     Section 9.7    Independent Purchasing Agent.
     (a) The Company may, by written notice to the Trustee, appoint an Independent Purchasing Agent to direct the investment and reinvestment of Fund A - Employee Company Stock Fund and Fund M - Employer Company Stock Fund or any portion of such Funds in Company Stock. The Independent Purchasing Agent shall be deemed an "investment manager" as defined in Section 3(38) of ERISA. Any such Independent Purchasing Agent shall either (i) be registered as an investment adviser under the Investment Advisers Act of 1940; (ii) be a bank, as defined in that Act; or (iii) be an insurance company qualified to perform investment management services under the laws of more than one state. If investment of Fund A and Fund M is to be directed in whole or in part by an Independent Purchasing Agent, the Company shall deliver to the Trustee a copy of the instruments appointing the Independent Purchasing Agent and evidencing the Independent Purchasing Agent's acceptance of such appointment, an acknowledgment by the Independent Purchasing Agent that it is a fiduciary of the Plan, and, if applicable, a certificate evidencing the Independent Purchasing Agent's current registration under said Act. The Trustee shall be fully protected in relying upon such instruments and certificate until otherwise notified in writing by the Company.
     (b) The Trustee shall follow the directions of the Independent Purchasing Agent regarding the investment and reinvestment of Fund A and Fund M in Company Stock. The Trustee shall be under no duty or obligation to review such directions of the Independent Purchasing Agent nor to make any recommendations with respect to the disposition or continued retention of any such investment. The Trustee shall have no liability or responsibility for acting or not acting pursuant to the direction of, or failing to act in the absence of any direction from, the Independent Purchasing Agent, unless the Trustee knows that by such action or failure to act it would be itself committing a breach of fiduciary duty by or participating in a breach of fiduciary duty the Company or the Independent Purchasing Agent. The Company hereby agrees to indemnify the Trustee and hold it harmless from and against any claim or liability which may be asserted against the Trustee by reason of its acting pursuant to any direction or refraining from acting pursuant to any direction from the Independent Purchasing Agent or failing to act in the absence of any such direction.
     (c) An Independent Purchasing Agent, at any time and from time to time, may issue orders for the purchase or sale of securities directly to a broker, and in order to facilitate such transaction, the Trustee upon request shall execute and deliver appropriate trading authorizations. Written notification of the issuance of each such order shall be given promptly to the Trustee by the Independent Purchasing Agent, and the execution of each such order shall be confirmed by written notice to the Trustee by the broker. Such notification shall be authority for the Trustee to pay for securities purchased against receipt thereof and to deliver securities sold against payment therefor, as the case may be.
     (d) In the event that an Independent Purchasing Agent should resign or be removed by the Company, the Trustee, after notice of such resignation or removal, shall manage the portion of the Trust Fund previously managed by the Independent Purchasing Agent unless and until it is notified of the appointment of another Independent Purchasing Agent with respect thereto.
     (e) The accounts, books and records of the Trustee shall reflect the segregation of any portion or portions of the Trust Fund with respect to which investments are directed by an Independent Purchasing Agent in a separate account or accounts.
     Section 9.8 Voting Company Stock. (a) Each Participant, and the Beneficiary of a deceased Participant, shall have the right, with respect to shares of Company Stock allocated to his Account, to direct the Trustee in writing as to the manner of voting such Company Stock at any annual or special meeting of the shareholders of the Company. The Trustee shall send each Participant or Beneficiary a copy of the proxy solicitation material for the meeting, together with a form requesting confidential instructions to the Trustee on how to vote the Company Stock allocated to his Account. The Trustee shall vote such Company Stock as so instructed. The instructions received by the Trustee shall be held in strict confidence and shall not be divulged to anyone. In the absence of timely instructions from the Participant or his Beneficiary on how to vote the Company Stock allocated to his Account, the Trustee will not vote such Company Stock.
     (b) Any shares of Company Stock that are not allocated to a Participant's Account shall be voted by the Trustee or not voted in the same proportion as it casts the votes and refrains from voting Company Stock allocated to the Accounts of Participants.
     Section 9.9 Response to Tender or Exchange Offer. (a) Each Participant, and the Beneficiary of a deceased Participant, shall have the right, with respect to shares of Company Stock allocated to his Account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to Company Stock. In the event of a tender or exchange offer for Company Stock, the Trustee shall inform each Participant or Beneficiary of the offer and shall send them all information distributed to shareholders of the Company in connection with the offer, together with a form requesting confidential instructions to the Trustee on how to respond to the offer with respect to shares of Company Stock allocated to his Account. The Trustee shall respond to such offer as so instructed. A Participant or Beneficiary's instructions shall remain in force until superseded in writing. The instructions received by the Trustee shall be held in strict confidence and shall not be divulged to anyone; provided, however, that the Trustee shall advise the Company, upon request, of the total number of shares not subject to instructions to tender or exchange. If the Trustee shall not receive timely instructions from a Participant or Beneficiary regarding how to respond to any tender or exchange offer with respect to shares of Company Stock allocated to his Account, the Trustee shall have no discretion in such matter and shall not tender or exchange the shares of Company Stock allocated to such Account.
     (b) The Trustee shall respond to a tender or exchange offer with respect to shares of Company Stock that are not allocated to a Participant's Account in the same proportion as it responds with respect to all shares of Company Stock allocated to the Accounts of Participants, including allocated shares with respect to which no instructions are received.

                                   ARTICLE X

                           ADMINISTRATION OF THE PLAN
                           --------------------------

     Section 10.1 Retirement Committee. A Retirement Committee consisting of from three to nine persons shall be appointed by and serve at the pleasure of the Company. The Retirement Committee shall be the Named Fiduciary with respect to the management and operation of the Plan. All usual and reasonable expenses of the Retirement Committee shall be paid by the Company. Any members of the Retirement Committee who are Employees shall not receive compensation for their services on the Retirement Committee. The Retirement Committee shall have the powers, duties and responsibilities given to it in this Plan, together with such other powers, duties and responsibilities delegated to it by the Board. The members of the Retirement Committee shall serve without compensation for their services hereunder. To the extent permitted by ERISA, the Company shall indemnify the members of the Retirement Committee for and hold them harmless against any and all liabilities, losses, costs or expenses (including reasonable legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against a Retirement Committee member at any time by reason of service on the Retirement Committee, provided that the same did not arise on account of the dishonesty, gross negligence or willful misconduct of such Retirement Committee member.
     Section 10.2 Plan Administrator. The Company shall be the Plan Administrator. The Plan Administrator shall be a Named Fiduciary responsible for the performance of all reporting and disclosure obligations under ERISA. The Plan Administrator shall be the designated agent for service of legal process.
     Section 10.3 Allocation of Responsibilities. The Retirement Committee, the Plan Administrator, the Company, each Employer, any Investment Manager, any Independent Purchasing Agent, and the Trustee each shall be a Named Fiduciary of the Plan. Each fiduciary shall have only those specific powers, duties, responsibilities and obligations as are specifically given to it under the Plan and Trust. Each fiduciary shall be responsible for the proper exercise of its own powers, duties and responsibilities and obligations under the Plan and Trust, but shall not be responsible for any act or failure to act of another fiduciary. Each fiduciary may rely upon any direction, information or action of another fiduciary as being proper under the Plan and the Trust, and no fiduciary is required to inquire into the propriety of any such direction, information or action. Responsibility shall be allocated among the Named Fiduciaries as follows:
     (a) The Trustee shall be responsible for the management and investment of the Trust Fund directed by the Company, any Investment Manager, or Independent Purchasing Agent appointed by the Company, as a named fiduciary.
     (b) The Company shall be responsible for all functions assigned or reserved to it under the Plan and the Trust, including the right to remove or replace the Trustee, to appoint additional fiduciaries, to amend the Plan and the Trust, to direct investment, and to appoint an Investment Manager.
     (c) Each Employer shall be responsible for determining Authorized Leaves of Absence and eligibility for retirement of a Disability Retirement Date.
     (d) The Plan Administrator shall be responsible for all reporting and disclosure.
     (e) The Retirement Committee shall be responsible for the management, operation and administration of the Plan, and shall have all powers necessary to accomplish that purpose. The Retirement Committee's duties include those described in Section 10.4.
     (f) The Investment Manager shall be responsible for functions described in Section 9.6.
     (g) The Independent Purchasing Agent shall be responsible for functions described in Section 9.7.
     Section 10.4 Duties of Retirement Committee. The Retirement Committee shall:
     (a) construe and interpret the Plan, decide all questions of eligibility and determine the amount and manner of payment of any benefits hereunder;
     (b)  Determine whether any amount is included in a Participant's
Compensation;
     (c) Prescribe procedures to be followed by Participants or Beneficiaries in filing applications for benefits;
     (d) Receive from any Employer and from the Participants such information as shall be necessary for the proper administration of the Plan;
     (e) Furnish any Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;
     (f) Receive from the Trustee, review, and keep on file (as it deems convenient or required) reports of the financial condition and of the receipts and disbursements of the Trust Fund;
     (g)  Establish a funding policy for the Plan and Trust; and
     (h)  Determine the time of distribution of benefits.
     The Retirement Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.
     Section 10.5 Rules and Regulations for the Plan. The Retirement Committee may adopt such rules as it deems necessary, desirable or appropriate. When making a determination or calculation, the Retirement Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, an Employer, representatives of an Employer, or the Trustee.
     Section 10.6 Retirement Committee Internal Procedures. The Retirement Committee may act at a meeting or in writing without a meeting. The Retirement Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a Retirement Committee member, and advise the Trustee of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Employers and the Trustee. The Retirement Committee may adopt such by-laws or regulations as it deems desirable for the conduct of its affairs. All decisions of the Retirement Committee shall be made by the vote of the majority, including actions in writing taken without a meeting. A dissenting Retirement Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Retirement Committee members, the Employers, and the Trustee, shall not be responsible for any such action or failure to act.
     Section 10.7 Authorization of Benefit Payments. The Retirement Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan.
     Section 10.8 Application and Forms for Benefits. The Retirement Committee may require a Participant to complete and file with the Retirement Committee an application for a benefit and all other forms approved by the Retirement Committee, and to furnish all pertinent information requested by the Retirement Committee. The Retirement Committee may rely upon all such information so furnished it, including the Participant's current mailing address.
     Section 10.9 Assistants and Representatives. The Retirement Committee, the Plan Administrator, the Trustee, the Company and any Employer may appoint such assistants or representatives, including counsel (who may be counsel for the Company), as they deem necessary for the effective exercise of their duties in administering the Plan and the Trust. The Retirement Committee, the Plan Administrator, the Trustee, the Company and any Employer may rely on an opinion of such counsel and may delegate to such assistants and representatives any powers and duties, both ministerial and discretionary, as they deem expedient or appropriate.
     Section 10.10 Multiple Fiduciary Capacities. Any person (individual or entity) or group of persons may serve in more than one fiduciary capacity with respect to the Plan.
     Section 10.11 Discretionary Acts. No act taken or omitted in the exercise of any discretionary responsibility by the Retirement Committee, the Plan Administrator, the Trustee, the Company or any Employer shall thereafter affect the right or power of the aforesaid parties to exercise said discretionary authority in a different manner in the same or similar circumstances.
     Section 10.12 Plan Administrative Expenses. The expenses of administering the Plan, including (i) the fees and expenses of any employee and of the Trustee for the performance of their duties under the Plan and Trust, (ii) the expenses incurred by the members of the Retirement Committee, by the Investment Manager and by the Independent Purchasing Agent in the performance of their duties under the Plan (including reasonable compensation for any legal counsel, certified public accountants, consultants, and agents and cost of services rendered in respect of the Plan), and (iii) all other proper charges and disbursements of the Trustee or the members of the Retirement Committee, the Investment Manager and an Independent Purchasing Agent (including settlements of claims or legal actions approved by counsel to the Plan) may be paid out of the Trust Fund, and allocated to and deducted from the Accounts of Participants by the Retirement Committee, if the Company does not pay such expenses directly.
     Section 10.13 Trustee's Expenses. Brokerage fees, transfer taxes and any other expenses incident to the purchase or sale of securities by the Trustee may be deemed to be part of the cost of such securities, or deducted in computing the proceeds therefrom, as the case may be, if the Company does not pay such expenses directly.

                                   ARTICLE XI

                              TOP HEAVY PROVISIONS
                              --------------------

     Section 11.1 Definitions. As used in this Article, the following terms shall have the meanings hereinafter set forth:
     (a) Aggregate Account: A Participant's Aggregate Account as of the Determination Date is the sum of:
          (i) his account balance as of the most recent Valuation Date occurring within a twelve (12) month period ending on the Determination Date;
          (ii) an adjustment for any Contributions due as of the Determination Date. Such adjustment shall be the amount of any Contributions actually made after the Valuation Date but before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any Contributions made after the Determination Date that are allocated as of a date in that first Plan Year;
          (iii) any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years (to include any distributions under a terminated plan which if it had not been terminated would have been required to have been included in an Aggregation Group). However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group will be counted;
          (iv) any Participant Contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified deductible employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance;
          (v) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides for rollovers or plan-to-plan transfers, it shall always consider such rollover or plan-to-plan transfers as a distribution for the purpose of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31, 1983 as part of the Participant's Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant's Aggregate Account balance;
          (vi) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfers as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted; and
          (vii) for the purpose of determining whether two employers are to be treated as the same employer in (v) and (vi) above, all employers aggregated under Section 414(b), (c) or (m) of the Internal Revenue Code are treated as the same employer.
     (b) Aggregation Group: Either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter defined. Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.
     (c) Defined Benefit Plan: Any plan established and qualified under Internal Revenue Code Sections 401 or 403, except to the extent that it is, or is treated as, a Defined Contribution Plan.
     (d) Defined Contribution Plan: This Plan and any other plan which is established and qualified under Internal Revenue Code Sections 401 or 403, which provides for an individual account for each Participant therein and for benefits based solely on the amount contributed to each Participant's Account(s) and any income and expenses or gains or losses (both realized and unrealized) which may be allocated to such account.
     (e) Determination Date: The last day of the preceding Plan Year or, in the case of the first Plan Year to which this Article applies, the last day of such Plan Year.
     (f) Key Employee: Any Employee or former Employee (and his beneficiaries) who, at any time during the Plan Year or any of the preceding four (4) Plan Years, is or was:
          (i) an officer of the Employer (as that term is defined within the meaning of the regulations under Internal Revenue Code Section 416) having an annual compensation greater than 50 percent of the amount in effect under
Section 415(b)(1)(A) of the Internal Revenue Code for such Plan Year; or
          (ii) an owner (or one considered as owning within the meaning of Section 318 of the Internal Revenue Code) of both more than a 1/2 percent interest as well as one of the ten largest interests in the Employer, and having annual compensation as defined in Section 415 of the Internal Revenue Code greater than the dollar limit in effect under Sections 415(c)(1)(A) of the Internal Revenue Code for the Year.
          Beneficiaries of an Employee acquire the character of the Employee who performed services for the Employer. Also, inherited benefits will retain the character of the benefits of the Employee who performed services for the Employer.
          (iii) a Five Percent Owner; or
          (iv) a "one percent owner" of the Employer having an annual compensation from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Internal Revenue Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Internal Revenue Code Sections 414(b), (c), (m), and (o) shall be treated as separate employers. However, in determining whether an individual has compensation of more than $150,000, compensation from each employer required to be aggregated under Internal Revenue Code Sections 414(b), (c), (m), and (o) shall be taken into account.
For purpose of subsection (ii) above, if two Employees have the same interest in the Employer, the Employee having the greater annual compensation from the Employer shall be treated as having the larger interest.
     (g)  Non-Key Employee:  Any Employee who is not a Key Employee.
     (h) Permissive Aggregation Group: This Plan and any other plan or plans (not required to be included in a Required Aggregation Group) which the Employer elects to include in an Aggregation Group, provided that the resulting group, taken as a whole, continues to satisfy the provisions of Internal Revenue Code Sections 401(a)(4) or 410. In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.
     (i) Present Value of Accrued Benefit: A Participant's Present Value of Accrued Benefit shall be determined under the provisions of the applicable Defined Benefit Plan.
     (j) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which an Employee is a Participant, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Internal Revenue Code Sections 401(a)(4) or 410, will be required to be aggregated. In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.
     (k) Top Heavy Group: An Aggregation Group in which, as of the Determination Date, the sum of:
          (i) The Present Value of Accrued Benefits of Key Employees under all Defined Benefit Plans included in the group, and
          (ii) The Aggregate Accounts of Key Employees under all Defined Contribution Plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.
     (l) Top Heavy Plan Year: A Plan Year during which the Plan is a Top Heavy Plan in accordance with Section 11.02 hereof.
     Section 11.2   Top Heavy Determination.
     (a) This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (i) the Present Value of Accrued Benefits of Key Employees, or (ii) the sum of the Aggregate Accounts of Key Employees under the Plan and any plan of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits or the Aggregate Accounts of all Participants under this Plan and any plan of an Aggregation Group. If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group).
     (b) This Plan shall be a Super Top Heavy Plan for any Plan Year in which, as of the Determination Date, (i) the Present Value of Accrued Benefits of Key Employees or (ii) the sum of the Aggregate Accounts of Key Employees under this Plan and any plan of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits or the Aggregate Accounts of all Participants under this Plan and any plan of an Aggregate Group.
     (c) If any individual has not performed services for the Employer at any time during the 5-year period ending on the Determination Date, any Present Value of Accrued Benefit or Aggregate Account of such individual shall not be taken into account.
     Section 11.3 Requirements. For any Top Heavy Plan Year, the following requirements shall apply.
     (a) Minimum Vesting. Notwithstanding the provisions of Section 7.5 hereof, for any Top Heavy Plan Year, the vested portion of any Participant's Employer Contribution Account(s) shall be determined on the basis of the Participant's number of years of Vesting Service according to the following schedules (unless the Vesting Schedule contained in such Section 7.5 produces a greater vested percentage):

          Years of Vesting
              Service                  Vested Percentage
          ----------------             -----------------

          Less than 2                          0%
          2 but less than 3                   20%
          3 but less than 4                   40%
          4 but less than 5                   60%
          5 but less than 6                   80%
          6 or more                          100%

If in any Plan Year, the Plan ceases to be a Top Heavy Plan the Employer may, in its sole discretion, elect to (i) continue to apply this vesting schedule in determining the vested portion of any Participant's account, or (ii) revert to the vesting schedule in effect before this Plan becomes a Top Heavy Plan. Any such reversion shall be treated as a Plan amendment pursuant to the terms of this Plan. A Participant with at least three (3) years of Vesting Service as of the expiration date of the election period, may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:
          (i)  the adoption date of the amendment,
         (ii)  the effective date of the amendment, or
        (iii) the date the Participant receives written notice of the amendment from the Employer.
     (b) Minimum Allocation. For any Top Heavy Plan Year, the following minimum annual allocation shall be provided for each Non-Key Employee:
          (i) The Employer Contributions allocated to the Employer Contribution Account(s) of each Non-Key Employee, shall be equal to at least three percent (3%) of such Non-Key Employee's compensation. However, should the sum of Employer Contributions allocated to the Account of each Key Employee for such Top Heavy Plan Year be less than three percent (3%) of each Key Employee's compensation, the sum of such Employer Contributions allocated to the Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Account(s) of any Key Employee. If a Non-Key Employee is a Participant in both this Plan and another Defined Contribution Plan of the Employer, the minimum allocation described hereinabove shall only be required in one of such plans. In addition, the minimum allocation may be satisfied by a contribution under this Plan and not under the other plans.
          Elective Employer Contributions may not be taken into account, nor any Employer Matching Contributions necessary to satisfy the nondiscrimination requirements of Sections 401(k) or 401(m) of the Internal Revenue Code, to determine if the Plan meets the minimum allocation requirement.
          (ii) If a Key Employee is a Participant in both a Defined Contribution Plan and a Defined Benefit Plan that are both part of a Top Heavy Group, neither of which plans is a Super Top Heavy Plan, the defined contribution and the defined benefit fractions set forth in Section 6.5 hereof shall remain unchanged provided the Employer Contribution Account(s) of each Non-Key Employee who is a Participant receives an extra allocation (in addition to the minimum allocation set forth above) equal to not less than one percent (1%) of such Non-Key Employee's Compensation. In the event that a Key Employee is a Participant in both a Defined Benefit Plan and a Defined Contribution Plan, included in a Required Aggregation Group, either or both of which is a Super Top Heavy Plan, Section 6.5 shall be read by substituting the number "1.00" for the number "1.25" wherever it appears therein except such substitution shall not have the effect of reducing any benefit accrued under a Defined Benefit Plan prior to the first day of the Plan Year in which this provision becomes applicable.
          (iii) For purposes of this subsection, the percentage allocated to the account of any Key Employee shall be equal to the ratio of the sum of the Employer Contribution allocated on behalf of such Key Employee divided by the compensation for such Key Employee. Employer Elective Contributions on behalf of Key Employees and Employer Matching Contributions allocated to Key Employees are treated as Employer Contributions in determining the minimum required contribution under this Section 11.3.
          (iv) For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Employer Contribution Account(s) of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (A) failed to complete one thousand (1,000) Hours of Service during the year, or (B) declined to make mandatory contributions (if required) to the Plan, or (C) failed to make Employer Elective Contributions.
          (v) Notwithstanding anything herein to the contrary, in any Plan Year in which a Non-Key Employee is a Participant in both this Plan and a Defined Benefit Plan, included in a Required Aggregation Group, and both such plans are Top Heavy Plans, the Employer shall only be required to provide a Non-Key Employee with either the full separate minimum defined benefit plan benefit or the full separate defined contribution plan allocations. Therefore, for Non-Key Employees who are participating in a Defined Benefit Plan maintained by the Employer and in this Plan and the minimum benefits under Internal Revenue Code Section 416(c)(2) are accruing to a Non-Key Employee under such plan, the minimum allocations provided for above, shall not be applicable, and 7-1/2% of Compensation shall be contributed on behalf of such Non-key Employee under this Plan and the extra minimum contribution required by (c)(ii) above shall be provided by this Plan.
     (c) Compensation Definition. For any Year in which the Plan is a Top Heavy Plan, for purposes of determining a minimum contribution, the $200,000 compensation limit, whether an Employee is a Key Employee, and for all other Top Heavy purposes, "compensation" shall be based on W-2 earnings for the taxable year ending with or within the Plan Year, except that for the purpose of determining whether an Employee is a Key Employee with respect to Plan Years beginning on or after January 1, 1989, the compensation to be used is compensation as defined in Section 415(c)(3) of the Internal Revenue Code, but including Employer Contributions pursuant to a salary reduction arrangement.

                                  ARTICLE XII

                       AMENDMENTS AND ACTIONS BY EMPLOYER
                       ----------------------------------

     Section 12.1 Amendments. The Company reserves the right to amend the Plan provided such amendment does not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, former Participants or their Beneficiaries, except as may be necessary to make the Plan comply with ERISA or the Internal Revenue Code. No amendment to the Plan shall decrease a Participant's Account balance or eliminate an optional form of distribution. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under Section 412(c)(8) of the Internal Revenue Code. Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.
     Section 12.2   Amendment of Vesting Schedule.  If the Plan's vesting
schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's non-forfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a Top Heavy vesting schedule, each Participant with at least three (3) years of service with the Employer may elect within a reasonable period after the adoption of the amendment or change, to have his non-forfeitable percentage computed under the Plan without regard to such amendment or change. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:
          (1)  60 days after the amendment is adopted;
          (2)  60 days after the amendment becomes effective; or
          (3) 60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

                                  ARTICLE XIII

             SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLAN
             ------------------------------------------------------

     Section 13.1 Successor Employer. In the event of the dissolution, merger, consolidation or reorganization of an Employer, provision may be made by which the Plan and Trust will be continued by a successor.
     Section 13.2 Merger of Plan. In the case of any merger of this Plan into or consolidation of this Plan with, or transfer of assets or liabilities of this Plan to, any other qualified pension benefit plan, each Participant (if this Plan then terminated), must receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated).

                                  ARTICLE XIV

                                PLAN TERMINATION
                                ----------------

     Section 14.1 Right to Terminate. Each Employer may terminate its participation in the Plan at any time in accordance with the procedures set forth in this Article XIV. In the event of the dissolution, merger, consolidation or reorganization of the Employer, the Plan shall terminate and the Trust shall be liquidated unless the Plan is continued by a successor to the Employer in accordance with Section 13.1, or unless the Employer elects to continue the Trust and make distribution to the Participants or their Beneficiaries at times and in a manner selected by the Employer.
     Section 14.2 Partial Termination. Upon termination of the Plan with respect to a group of Participants which constitutes a partial termination of the Plan, the Accounts of the Participants affected thereby shall vest fully and the Trustee shall, in accordance with the directions of the Retirement Committee, allocate and segregate for the benefit of such Participants then or theretofore employed by the Employer with respect to which the Plan is being terminated, the proportionate interest of such Participants in the Trust.
     Section 14.3 Liquidation of the Trust. Upon termination of the Plan, the Accounts of all Participants affected thereby shall become fully vested, and the Retirement Committee shall direct the Trustee to distribute the assets remaining in the Trust, after payment of any expenses properly chargeable thereto, to Participants, former Participants and Beneficiaries in proportion to their respective Account balances, unless the Employer elects to continue the Trust as provided in Section 13.1.

                                   ARTICLE XV

                                 MISCELLANEOUS
                                 -------------

     Section 15.1 Employment Status. Nothing contained in this Plan shall be construed as a contract of employment between an Employer and any Employee, or as creating a right of any Employee to be continued in the employment of an Employer, or as a limitation of the right of an Employer to discharge any of its Employees, with or without cause.
     Section 15.2 Titles. Titles of articles and sections hereof are for general information only and this Plan shall not be construed by reference to such titles.
     Section 15.3 Gender and Number of Words. Words written in the singular shall include the plural, words in the plural shall include the singular, the male gender shall include the female gender, and the female gender shall include the male gender, unless the context shall clearly and absolutely indicate a more restrictive meaning.
     Section 15.4 Severability. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.
     Section 15.5 Notice. Any notice required to be given herein by the Trustee, the Employer, or the Retirement Committee, shall be deemed delivered when (a) personally delivered, or (b) placed in the United States mail, in an envelope addressed to the last known address of the person to whom the notice is given.
     Section 15.6 Waiver of Notice. Any person entitled to notice under the Plan may waive the notice.
     Section 15.7 Applicable Law. This Plan shall be governed by the laws of the State of Alabama.

     IN WITNESS WHEREOF, Compass Bancshares, Inc. has caused this instrument
to be executed by its duly authorized officers as of the        day of
, 1994.

ATTEST:                            COMPASS BANCSHARES, INC.



_________________________________   By____________________________________
Its______________________________    Its__________________________________